EXECUTION VERSION

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

November 24, 2010

among

HEARTLAND PAYMENT SYSTEMS, INC.

a Delaware corporation

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

J.P. MORGAN SECURITIES LLC,

and

KEYBANK NATIONAL ASSOCIATION,

as Co-Lead Arrangers and Joint Bookrunners

and

BANK OF AMERICA, N.A. as Syndication Agent

and

WELLS FARGO BANK, N.A.

as Documentation Agent

- i -

- ii -

SCHEDULES:

Schedule 2.01(a) — Revolving Credit Commitments

Schedule 2.01(b) — Term Commitments

Schedule 2.01(c) — Assigned Interests

Schedule 3.05 — Real Property

Schedule 3.06 — Disclosed Matters

Schedule 5.13 — Post-Closing Obligations

Schedule 6.01 — Existing Indebtedness

Schedule 6.02 — Existing Liens

Schedule 6.08 — Existing Restrictions

EXHIBITS:

Exhibit A — Form of Assignment and Assumption (with Annex I)

Exhibit B — [Reserved]

Exhibit C — Form of Guaranty

Exhibit D — Form of Borrowing Request

Exhibit E — Form of Interest Election Request

Exhibit F-1 — Form of Revolving Note

Exhibit F-2 — Form of Term Note

Exhibit G — Form of Compliance Certificate

Exhibit H — Investment Standards

Exhibit I-1 — Form of U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships)

Exhibit I-2 — Form of U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships)

Exhibit I-3 — Form of U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships)

Exhibit I-4 — Form of U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships)

- iii -

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 24, 2010, among HEARTLAND PAYMENT SYSTEMS, INC., a Delaware corporation, the LENDERS party hereto from time to time, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (this “Agreement”).

WHEREAS, the Borrower, certain banks and other parties thereto as lenders (the “Existing Lenders”) and the Administrative Agent are parties to the Existing Credit Agreement, pursuant to which the Existing Lenders extended certain senior credit facilities to the Borrower;

WHEREAS, the Borrower desires that certain of the Existing Lenders and other parties hereto agree to amend and restate the Existing Credit Agreement in its entirety to: (i) effect an assignment and assumption of the Existing Term Loans and the Existing Revolving Credit Commitments; (ii) make certain amendments affecting the Existing Term Loans (including an increase in the original principal amount thereof) in the manner set forth herein; and (iii) make certain other changes as more fully set forth herein, which amendment and restatement shall become effective upon the Effective Date;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement and that this Agreement amend and restate in its entirety the Existing Credit Agreement; and

WHEREAS, it is the intent of the Loan Parties to confirm that all Obligations of the Loan Parties under the Loan Documents, as amended hereby, shall continue in full force and effect and that, from and after the Effective Date, all references to the “Credit Agreement” contained therein shall be deemed to refer to this Agreement.

NOW THEREFORE, in consideration of the foregoing, and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree to amend and restate the Existing Credit Agreement as follows:

ARTICLE I.

Definitions

SECTION 1.01. Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Act” as defined in Section 9.14.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next  1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Margin” means the percentage per annum set forth in the following table, based on the Total Leverage Ratio then in effect for the Borrower (it being agreed and understood that on the Effective Date the Applicable Margin is 1.50% for ABR Loans and 2.50% for Eurodollar Loans and the Commitment Fee Rate is 0.375%).

Total Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for Eurodollar Loans	Commitment Fee Rate

Greater than or equal to 2.0 to 1.0	1.75%	2.75%	0.500%
Less than 2.0 to 1.0 and greater than or equal to 1.5 to 1.0	1.50%	2.50%	0.375%
Less than 1.5 to 1.0 and greater than or equal to 1.0 to 1.0	1.25%	2.25%	0.350%
Less than 1.0 to 1.0	1.00%	2.00%	0.325%

The Commitment Fee Rate and the Applicable Margin for Revolving Loans shall be determined in accordance with the foregoing table based on the Borrower’s most recent annual or quarterly financial statements delivered pursuant to this Agreement (the “Financials”). Adjustments, if any, to the Commitment Fee Rate and the Applicable Margin for Revolving Loans shall be effective on the date that the Administrative Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to this Agreement, then the Commitment Fee Rate and the Applicable Margin for Revolving Loans shall be the highest Commitment Fee Rate and Applicable Margin set forth in the foregoing table until the date that such Financials are so delivered.

“Applicable Percentage” means, with respect to any Lender at any time, (a) with respect to Revolving Loans, LC Exposure or Swingline Exposure, a percentage equal to a fraction, the numerator of which is such Lender’s Revolving Credit Commitment at such time and the denominator of which is the Total Revolving Credit Commitment at such time (provided that if the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the Total Revolving Credit Exposure at such time) and (b) with respect to the Term Loans, a percentage equal to a fraction, the numerator of which is the outstanding principal amount of the Term Loans of such Lender at such time and the denominator of which is the aggregate outstanding amount of the Term Loans of all Term Lenders at such time.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Arrangers” means each of J.P. Morgan Securities LLC and KeyBank National Association, in their capacity as Co-Lead Arrangers and Joint Bookrunners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Assigned Interest” as defined in Section 2.20(a).

“Assignee” as defined in Section 2.20(a).

“Assignor” as defined in Section 2.20(a).

“Availability Period” means the period from and including the Effective Date to but excluding the Maturity Date.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrower” means Heartland Payment Systems, Inc., a Delaware corporation.

“Borrowing” means (a) Revolving Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) Term Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, in the form of Exhibit D or any other form approved by the Administrative Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (i) nominated by the Board of Directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided however, for purposes of the definition of “Change in Law”, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith are deemed to have gone into effect and been adopted after the date of this Agreement.

“Charges” as defined in Section 9.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all property of the Loan Parties, now existing or hereafter acquired, that may at any time become subject to a Lien in favor of the Administrative Agent, on behalf of the Secured Parties, to secure any Obligations.

“Collateral Documents” means, collectively, the Security Agreement, the Service Center Mortgage and any other security agreement, pledge agreement, charge, mortgage, deed of trust, instrument or other document granting a Lien upon any Collateral as security for payment of the Obligations.

“Commitment” means a Revolving Credit Commitment or a Term Commitment.

“Commitment Fee Rate” means the percentage per annum set forth in the table in the definition of “Applicable Margin.”

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Customer Acquisition Costs” means cash customer acquisition costs paid during any period by Borrower consisting of (i) bonus payments in the ordinary course of business made to relationship managers and sales managers in the sales workforce of the Borrower for the establishment of new merchant relationships; and (ii) payments made to buy out commissions of sales employees of Borrower.

“Data Security Breach of 2008” means the security breach within the Borrower’s processing system as described in the Borrower’s Form 8-K and related attachments filed with the Securities and Exchange Commission on January 20, 2009.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within three Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Lender Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Lender Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Lender Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Disclosed Matters” means the actions, suits and proceedings disclosed in Schedule 3.06.

“Dividends” means cash dividends on Equity Interests in Borrower paid by the Borrower during the relevant period.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Earn-Out Obligations” means, with respect to any Person, obligations of such Person that are recognized under GAAP as a liability of such Person, payable in cash or which may be payable in cash at the seller’s or obligee’s option arising from the acquisition of a business or a line of business (whether pursuant to an acquisition of Equity Interests or assets, the consummation of a merger or consolidation or otherwise) and payable to the seller or sellers thereof.

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) expense for Taxes for such period net of tax refunds, (iii) all FAS 123R expenses for such period, (iv) all amounts attributable to depreciation and amortization expense of the Borrower and the Subsidiaries for such period, (v) charges related to the Data Security Breach of 2008 to the extent expensed and recognized in such period, in an aggregate amount during the term of this Agreement not to exceed $25,000,000, (vi) to the extent expensed and recognized in such period, expenses incurred in connection with the refinancing contemplated by the Agreement in an amount not to exceed $1,000,000 in the aggregate during the term of this Agreement and (vii) any extraordinary losses not related to the Data Security Breach of 2008, minus (b) without duplication and to the extent included in Net Income, any extraordinary gains and minus (c) any Customer Acquisition Costs, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that any charges related to the Data Security Breach of 2008 that have been incurred and paid during any period of time prior to the Effective Date in an aggregate amount for all such periods not to exceed $200,000,000 shall be added to “EBITDA” for the purposes of calculating “EBITDA” during any such period.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Taxes” means, with respect to any payment made by any Loan Party under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient:

(a) Other Connection Taxes;

(b) Taxes imposed on such Recipient’s net income or franchise Taxes imposed in lieu of net income Taxes, in each case, by its jurisdiction of formation or where its principal lending office is located;

(c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f); and

(d) U.S. Federal withholding Taxes resulting from any law in effect (including FATCA) on the date on which (i) such Recipient acquires its applicable ownership interest in the Loan or Commitment (other than a Recipient acquiring its applicable ownership interest pursuant to Section 2.18(b) or (ii) such Recipient changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a Recipient with respect to its applicable ownership interest in the Loan or Commitment or to such Recipient immediately before it changed its lending office).

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of May 30, 2008, among the Borrower, the Administrative Agent, and the other parties signatory thereto, as the same has been amended up to the date hereof.

“Existing Lenders” as defined in the recitals to this Agreement.

“Existing Revolving Credit Commitment” means the Revolving Credit Commitment under the Existing Credit Agreement immediately prior to the Effective Date and immediately prior to giving effect to the assignment and assumption pursuant to Section 2.20.

“Existing Term Loans” means the Term Loans made under the Existing Credit Agreement outstanding immediately prior to the Effective Date and immediately prior to giving effect to the assignment and assumption pursuant to Section 2.20.

“Existing Term Loan Principal Amount” as defined in Section 2.20(c).

“Extraordinary Receipt” means the remainder of (a) the gross proceeds received by or paid to or for the account of any Person or its Subsidiaries in respect of federal tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) and condemnation awards (and payments in lieu thereof) less (b) investment banking fees, legal, accounting and other professional fees and expenses, Taxes, and other usual and customary transaction costs, in each case only to the extent paid or payable by such Person or any Subsidiary in cash and related to such Extraordinary Receipt.

“FATCA” means Section 1471 through 1474 of the Code and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next  1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next  1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means, as to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First-Tier Foreign Subsidiary” means any Foreign Subsidiary the Equity Interests in which are owned directly by (a) the Borrower, (b) a Domestic Subsidiary that is not a direct or indirect Subsidiary of a Foreign Subsidiary or (c) any combination of the foregoing.

“Fixed Charges” means, for any period as to the Borrower and the Subsidiaries, and without duplication, an amount equal to the sum of (a) cash Interest Expense, (b) scheduled principal payments in respect of any Indebtedness (excluding any amounts owed by the Borrower or its Subsidiaries to sponsoring banks for advances of Interchange Fees to merchants in the ordinary course of business), and (c) payments made in respect of Taxes.

“Foreign Subsidiary” means a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

“Funded Debt” means, at any time as to the Borrower and the Subsidiaries, and without duplication, an amount equal to the sum of (a) the aggregate principal amount of all Loans outstanding on such date, plus (b) the aggregate principal amount of drawings under Letters of Credit issued hereunder which have not been reimbursed pursuant to Section 2.05 hereof, plus (c) the aggregate principal amount of all Indebtedness of the Borrower and the Subsidiaries of the following types (without duplication): (i) all obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (ii) any direct or contingent obligations arising under standby letters of credit; (iii) Earn-Out Obligations; (iv) Capital Lease Obligations; (v) all obligations to pay the deferred purchase price of property or services (but excluding current accounts payable arising in the ordinary course of business which are not more than 90 days past due the original due date); and (vi) obligations secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being purchased by Borrower or any of the Subsidiaries (including obligations arising under conditional sales or other title retention agreements), whether or not such obligations shall have been assumed by Borrower or any of its Subsidiaries or is limited in recourse; provided, that for the purposes of (vi) hereunder, the amount of such Funded Debt shall be limited to the greater of (x) the amount of such Funded Debt as to which there is recourse to such Person and (y) the fair market value of the property which is subject to such Lien. Notwithstanding anything to the contrary above, any amounts (i) owed by the Borrower or its Subsidiaries to sponsoring banks for advances of Interchange Fees to merchants in the ordinary course of business or (ii) owed by a Subsidiary to the Borrower or any other Loan Party shall not constitute “Funded Debt”.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (as used in this definition, the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranties” means collectively, the Second Amended and Restated Guaranty executed by the Guarantors as of the Effective Date hereof in the form of Exhibit C attached hereto, together with any other Guaranties executed by the Guarantors hereafter Guaranteeing the Obligations. “Guaranty” means any of the Guaranties.

“Guarantors” means The Heartland Payroll Company, L.L.C., an Ohio limited liability company, Debitek, Inc., a Delaware corporation, Heartland Acquisition, LLC, a Delaware limited liability company, and any other Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.09. “Guarantor” means any of the Guarantors.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Immaterial Title Defects” means, with respect to any property, defects or clouds on title and other Liens, defects, discrepancies and similar matters which do not, individually or in the aggregate, lower the fair market value of such property by more than $2,500,000.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed provided, that for the purposes of (f) hereunder, the amount of such Indebtedness shall be limited to the greater of (i) the amount of such Indebtedness as to which there is recourse to such Person and (ii) the fair market value of the property which is subject to such Lien (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all payment or reimbursement obligations of the Borrower or its Subsidiaries with respect to Payroll Deposits which are not paid or reimbursed by Borrower or its Subsidiaries in the ordinary course of their business and consistent with past practices or in accordance with any applicable contract terms governing such obligations, (l) all obligations under any Swap Agreement and (m) all payment or reimbursement obligations with respect to amounts withheld from merchants which are not paid or reimbursed by Borrower or its Subsidiaries in the ordinary course of their business and consistent with past practices or in accordance with any applicable contract terms governing such obligations. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under any Loan Document and (b) Other Taxes.

“Indemnitee” as defined in Section 9.03(b).

“Intangible Assets” means those assets of the Borrower and its Subsidiaries which are (a) deferred assets, other than prepaid insurance and prepaid taxes; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expenses; (c) unamortized debt discount and expense; (d) write-ups of assets after the Effective Date, but specifically excluding any cash deposited into a sinking fund for payment of debentures and similar instruments; and (e) other similar assets which would be classified as intangible assets on a balance sheet of the Borrower and its Subsidiaries, prepared in accordance with GAAP.

“Interchange Fees” means fees payable by a merchant to a credit card issuer with respect to Processing Transactions.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07, in the form of Exhibit E or any other form approved by the Administrative Agent.

“Interest Expense” means, with reference to any period, total interest expense (including the interest component of Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Borrower and its Subsidiaries for such period in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September, and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Eurodollar Borrowing initially shall be the date on which such Eurodollar Borrowing is made and, thereafter, shall be the effective date of the most recent conversion or continuation of such Eurodollar Borrowing.

“Investment Standards” means the investment standards of the Borrower attached hereto as Exhibit H; as such Exhibit H shall automatically be updated to include any amendments, restatements or other modifications to the Investment Standards which could not reasonably be expected to have a Material Adverse Effect.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage of the Total LC Exposure at such time.

“Lender Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Lenders” means the Persons listed on Schedules 2.01(a) and (b) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Fee” means the letter of credit fee defined in Section 2.11(b) of this Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loans” means the loans made by the Lenders to the Borrower pursuant to Sections 2.01 and 2.04 of this Agreement.

“Loan Documents” means this Agreement, the Guaranties, the Collateral Documents, the Promissory Notes, the Letters of Credit, any Letter of Credit applications and any other document executed in connection herewith now or hereafter, as any of the foregoing may hereafter be amended, supplemented, modified, renewed, or extended.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Material Adverse Change” means any event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole; provided, however, that the Data Security Breach of 2008, or any event or events leading thereto, resulting therefrom or proximately caused thereby shall not be deemed to have a material adverse effect on the business, assets, property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole to the extent that (i) any charges related to the Data Security Breach of 2008 that have been incurred during any period of time prior to the Effective Date do not exceed $200,000,000 in the aggregate, (ii) judgments or settlements related to the Data Security Breach of 2008 that are incurred at ay time during the term of this Agreement do not exceed $25,000,000 and (iii) there has been no change in the status of the Data Security Breach of 2008 or any event or events leading thereto, resulting therefrom or proximately caused thereby that, individually or in the aggregate, has or could reasonably be expected to have a material adverse effect on the business, assets, property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole, (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder or (c) the Collateral, or the Administrative Agent’s Liens on the Collateral or the priority of such Liens.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party that is material to the business, assets, operations, prospects or financial condition of such Person.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means November 24, 2015.

“Maximum Rate” as defined in Section 9.13.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Obligations” means all obligations, liabilities and indebtedness of the Borrower and its Subsidiaries to the Lenders, their Affiliates and the Administrative Agent arising under or in connection with this Agreement or any other document or instrument executed in connection herewith (including, without limitation, the other Loan Documents and any Swap Agreement and any Cash Management Agreement entered into by the Borrower or any of its Subsidiaries with any Person that was a Lender or an Affiliate of a Lender at the time it entered into such Swap Agreement or Cash Management Agreement with the Borrower or such Subsidiary), whether now existing or hereafter created, direct or indirect, matured or unmatured, liquidated or unliquidated, primary or secondary, due or not yet due, including without limitation all of their respective obligations, liabilities and indebtedness with respect to the principal of and interest on the Loans (including but not limited to interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, or like proceeding relating to the Borrower or any of its Subsidiaries, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), drawings under any Letter of Credit, and the payment or performance of all other obligations, liabilities, and indebtedness owed by any of them to the Lenders, their Affiliates and the Administrative Agent hereunder or under any one or more documents or instruments executed and delivered in connection herewith (including, without limitation, the other Loan Documents and any Swap Agreement and any Cash Management Agreement entered into by the Borrower or any of its Subsidiaries with any Person that was a Lender or an Affiliate of a Lender at the time it entered into such Swap Agreement or Cash Management Agreement with the Borrower or such Subsidiary) or with any Letter of Credit entered into by Borrower or any of such Subsidiaries with any Lender or any Affiliate of any Lender, including without limitation all fees, costs, expenses and indemnity obligations hereunder and thereunder.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity and any other governing document of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, any Loan Document).

“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment or participation.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i).

“Payroll Deposits” means funds collected and held or invested by the Borrower or its Subsidiaries in connection with their payroll processing business pursuant to contracts with customers.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and not securing indebtedness for borrowed money;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

(g) any Lien granted in favor of the Administrative Agent and/or the Lenders to secure payment of the Obligations.

“Permitted Investments” means investments made by the Borrower pursuant to the Investment Standards.

“Permitted Repurchases” means, for any twelve-month period, the sum of (a) proceeds from the exercise of stock options and (b) upon prior written request by Borrower (which request shall not be given more than twice per any twelve-month period), the net amount paid by Borrower with respect to any repurchases of its Equity Interests consummated during such twelve-month period that Lenders agree shall be excluded from the calculation of the Fixed Charge Coverage Ratio for such twelve-month period.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE SUCH BANK’S LOWEST RATE.

“Promissory Note” has the meaning set forth in Section 2.09(e).

“Processing Transactions” means bank card payment processing services provided by the Borrower and its Subsidiaries to merchants pursuant to service contracts between the Borrower and/or a Subsidiary and such merchants.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders holding more than 50% of the sum of (i) the Total Revolving Credit Exposure and unused Revolving Credit Commitments at such time (with each Revolving Credit Lender’s LC Exposure and Swingline Exposure being deemed “held” by such Revolving Credit Lender for purposes of this definition) plus (ii) the aggregate outstanding principal amount of the Term Loans (or, if the Term Loans shall not yet have been made, the Total Term Commitment) at such time.

“Required Revolving Credit Lenders” means, at any time, Revolving Credit Lenders holding more than 50% of the Total Revolving Credit Exposure and unused Revolving Credit Commitments at such time (with each Revolving Credit Lender’s LC Exposure and Swingline Exposure being deemed “held” by such Revolving Credit Lender for purposes of this definition).

“Required Term Lenders” means, at any time, Term Lenders holding more than 50% of the aggregate outstanding principal amount of the Term Loans (or, if the Term Loans shall not yet have been made, the Total Term Commitment) at such time.

“Requirement of Law” means, as to any Person, the Organization Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

“Revolving Credit Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule 2.01(a) under the caption “Revolving Credit Commitment”, or in the Assignment and Assumption pursuant to which such Revolving Credit Lender shall have assumed its Revolving Credit Commitment, as applicable, as such commitment may be (a) reduced from time to time pursuant to Section 2.08(b), (b) increased from time to time pursuant to Section 2.08(d), or (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Sale and Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement pursuant to which properties are sold or transferred by such Person or a subsidiary of such Person and are thereafter leased back from the purchaser or transferee thereof by such Person or one of its subsidiaries.

“Secured Parties” means the holders from time to time of the Obligations.

“Security Agreement” means that certain Amended and Restated Pledge and Security Agreement dated as of November 24, 2010, among the Loan Parties and the Administrative Agent, for the benefit of the Secured Parties.

“Service Center” means the Borrower’s real property (and improvements thereto) located at 1 Heartland Way, Jeffersonville, Indiana.

“Service Center Loan Agreement” means that certain Bridge Loan Agreement dated February 18, 2010 by and among the Borrower, the lenders from time to time party thereto and KeyBank National Association, as the Administrative Agent, as heretofore amended, supplemented or otherwise modified.

“Service Center Mortgage” means a mortgage, deed of trust or similar instrument executed by the Borrower in favor of the Administrative Agent, for the benefit of the Secured Parties, encumbering the Service Center.

“Stated Amount” means, as to each Letter of Credit, the face amount of the Letter of Credit without regard to any drawings made thereunder and whether any conditions to drawing could then be met.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person that matures no earlier than May 25, 2016, the payment of which is at all times subordinated to the Obligations and which contains subordination and other terms that are, in each case, to the written satisfaction of the Administrative Agent.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swingline Limit” is defined in Section 2.04(a).

“Tangible Assets” means, as of any date, the sum of the aggregate book value of the assets which appear on a balance sheet of the Borrower and its Subsidiaries minus the aggregate book value of Intangible Assets, on a combined and consolidated basis prepared as of such date in accordance with GAAP.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Term Lender, the aggregate of such Lender’s Assigned Interest in the Existing Term Loans and such Lender’s Term Commitment Increase Amount.

“Term Commitment Increase Amount” means the commitment of such Lender to make a single loan on the Effective Date pursuant to Section 2.01(b) in an amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01(b) under the caption “Term Commitment Increase Amount”.

“Term Lender” means, at any time, any Lender that has a Term Commitment or an outstanding Term Loan at such time.

“Term Loan” has the meaning set forth in Section 2.01(c).

“Total LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.

“Total Leverage Ratio” shall have the meaning set forth in Section 6.09.

“Total Revolving Credit Commitment” means, at any time, the sum of the Revolving Credit Commitments of all Revolving Credit Lenders at such time. The Total Revolving Credit Commitment shall be $50,000,000 on the Effective Date.

“Total Revolving Credit Exposure” means, at any time, the sum of the Revolving Credit Exposures of all Revolving Credit Lenders at such time.

“Total Term Commitment” means, at any time, the sum of the Term Commitments of all Term Lenders at such time. The Total Term Commitment shall be $100,000,000 on the Effective Date.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder and the granting of Liens pursuant to the Collateral Documents.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower and/or the Administrative Agent, as applicable.

SECTION 1.02. Classification of Loans and Borrowings.

For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03. Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and

Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature (including Capital Lease Obligations) shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that if for purposes of determining the outstanding amount of any Indebtedness (including, for the avoidance of doubt, any determination of Funded Debt), (x) any election by the Borrower to measure an item of Indebtedness using fair value (as permitted by SFAS 159 issued by the Financial Accounting Standards Board in February 2007, or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made and (y) any original issue discount with respect to such Indebtedness shall not be deducted in determining the outstanding amount of such Indebtedness.

ARTICLE II.

The Credits

SECTION 2.01. Commitments.

(a) Subject to the terms and conditions set forth in this Agreement, each Revolving Credit Lender agrees to make loans to the Borrower (each such loan, a “Revolving Loan”) from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment or (ii) the sum of the Total Revolving Credit Exposure exceeding the Total Revolving Credit Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b) Subject to the terms and conditions set forth in this Agreement, each Term Lender agrees to effectuate an increase to the Existing Term Loans by making a single loan to the Borrower on the Effective Date, in the principal amount equal to such Term Lender’s Term Commitment Increase Amount. Once repaid or prepaid, Term Loans may not be reborrowed. Any portion of the Term Commitments not utilized by the Borrower on the Effective Date shall be permanently terminated

(c) The parties hereto acknowledge and agree that the Existing Term Loans (i) have been made prior to the Effective Date, (ii) shall remain outstanding hereunder pursuant to Section 2.20 and (iii) shall be increased pursuant to Section 2.01(b) and such Existing Term Loans, as increased, shall be referred to herein as the “Term Loans” and shall have all of the rights and benefits of Term Loans as set forth in this Agreement and the other Loan Documents. Once repaid or prepaid, Term Loans may not be reborrowed. Any portion of the Term Commitment Increase Amount not utilized by the Borrower on the Effective Date shall be permanently terminated. The Term Loans shall amortize as set forth in Section 2.09(a).

SECTION 2.02. Loans and Borrowings.

(a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the Term Lenders ratably in accordance with their respective Term Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement or impose withholding or other obligations on the Borrower of any amount or nature which it would not have incurred if such option had not been exercised.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Revolving Credit Commitments or the amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000, provided that a Swingline Loan may be in an aggregate principal amount that is equal to the entire unused balance of the Swingline Limit. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of fifteen (15) Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the (i) Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date for Revolving Loans; and (ii) Borrower shall not be entitled to request a Eurodollar Borrowing, upon the occurrence and during the continuance of a payment Default.

SECTION 2.03. Requests for Borrowings.

To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that in the case of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e), any such notice may be given not later than noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) with respect to Borrowings on the Effective Date, whether such Borrowing is a Revolving Loan or a Term Loan;

(v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount (the “Swingline Limit”) at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the Total Revolving Credit Exposure exceeding the Total Revolving Credit Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. Any Swingline Loan will reduce the availability under the Swingline Lender’s Commitment (or participant Lender’s Revolving Credit Commitment as to any participation under the following subsection (c) as applicable) on a dollar-for-dollar basis.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which such Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Revolving Credit Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Revolving Credit Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the

Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Total LC Exposure shall not exceed $10,000,000 and (ii) the Total Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Credit Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Credit Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time on such date, or, if such notice has not been received by the Borrower prior to 10:00 a.m., New York City time on such date, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to 10:00 a.m. New York City time; provided that, if such LC Disbursement is not less than $500,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Credit Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Credit Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Revolving Credit Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the

Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Credit Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Obligations. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the

Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Credit Lenders (or, if the maturity of the Revolving Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the Total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Credit Lenders, an amount in cash equal to 105% of the Total LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Administrative Agent a security interest in such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Total LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the Total LC Exposure), be applied to satisfy other Obligations of the Borrower. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

SECTION 2.06. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the Borrower pays such amounts, any such payment shall be without prejudice to the Borrower’s rights under Section 2.18(b).

SECTION 2.07. Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination, Reduction, and Increase of Commitments.

(a) Unless previously terminated, (i) the Revolving Credit Commitments shall terminate on the Maturity Date for Revolving Loans and (ii) the Term Commitments shall terminate on the Effective Date immediately after the funding of the Term Loans.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitments; provided that (i) each reduction of the Revolving Credit Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Total Revolving Credit Exposure would exceed the Total Revolving Credit Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Credit Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Credit Commitments shall be permanent. Each reduction of the Revolving Credit Commitments shall be made ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments.

(d) The Borrower shall have the right, without the consent of the Revolving Credit Lenders but with the prior consent of the Administrative Agent (not to be unreasonably withheld), to cause from time to time an increase in the aggregate Revolving Credit Commitments of the Revolving Credit Lenders by adding one or more additional Revolving Credit Lenders each with its own additional Revolving Credit Commitment or by allowing one or more Revolving Credit Lenders to increase their respective Revolving Credit Commitments; provided that (i) no Event of Default shall have occurred and be continuing, (ii) no such increase shall result in the Total Revolving Credit Commitment exceeding $100,000,000, (iii) each such increase shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000, (iv) no Revolving Credit Lender’s Commitment shall be increased without such Revolving Credit Lender’s consent, and (v) if, on the effective date of any such increase, any Revolving Loans have been funded, the Borrower shall be responsible for paying any breakage fees or costs in connection with the reallocation of such outstanding Revolving Loans.

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date for Revolving Loans, (ii) to the Administrative Agent for the account of each Term Lender the aggregate outstanding principal amount of the Term Loans on each Interest Payment Date, occurring during the following periods in the amounts indicated below (which amount shall be reduced as a result of the application of prepayments in accordance with Section 2.10):

Period	Amount
From January 1, 2011 through December 31, 2011	$3,750,000
From January 1, 2012 through December 31, 2012	$3,750,000
From January 1, 2013 through December 31, 2013	$5,000,000
From January 1, 2014 through December 31, 2014	$5,000,000
From January 1, 2015 through the Maturity Date	$7,500,000

provided, however, that the final principal payment installment of the Term Loans shall be repaid on the Maturity Date for Term Loans and in any event shall be an amount equal to the aggregate principal amount of all Term Loans outstanding on such date and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date for Revolving Loans and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the Obligations; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note in substantially the form of Exhibit F-1 (in the case of Revolving Loans) or Exhibit F-2 (in the case of Term Loans) (each, a “Promissory Note”) payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Promissory Notes in such form payable to the order of the payee named therein (or, if such Promissory Note is a registered note, to such payee and its registered assigns).

SECTION 2.10. Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12. Optional prepayments of the Term Loans pursuant to Section 2.10(a) shall be applied on a pro rata basis to the regular installments of principal due under the Term Loans, including the payment due on the Maturity Date for Term Loans.

(c) If any Extraordinary Receipts are received by or paid to or for the account of the Borrower or any of its Subsidiaries, the Borrower shall apply an amount equal to 100% of such Extraordinary Receipts as a mandatory prepayment of the Term Loans within seven Business Days after receipt thereof by the Borrower or such Subsidiary; provided that, with respect to any proceeds of insurance, casualty or condemnation awards (or payments in lieu thereof), at the election of the Borrower (as notified by the Borrower to the Administrative Agent within five Business Days of the date of receipt of such insurance proceeds, casualty or condemnation awards), and so long as no Default shall have occurred and be continuing, the Borrower or such Subsidiary may apply the cash proceeds within 180 days after the receipt of such cash proceeds to replace or repair the equipment, fixed assets or real property in respect of which such cash proceeds were received (in which case no prepayment shall be required pursuant to this paragraph); provided further that, to the extent any such cash proceeds have not been so applied by the end of such 180-day period, a prepayment of the Term Loans shall be required at such time in an amount equal to the amount of such cash proceeds that have not been so applied and provided further that, (i) Borrower and its Subsidiaries shall have no prepayment obligation hereunder to the extent any cash proceeds of insurance or casualty or condemnation awards are used to reimburse the Borrower or its Subsidiaries for expenses incurred and paid by such Person to replace, repair or restore (and costs and expenses incident thereto) the equipment, fixed assets or real property in respect of which such cash proceeds were received and (ii) Borrower and its Subsidiaries shall have no prepayment obligation hereunder to the extent any Extraordinary Receipts (other than in respect of property insurance, casualty or condemnation awards) are used to reimburse the Borrower or its Subsidiaries for expenses incurred and paid by such Person in connection with the event in respect of which such Extraordinary Receipts were received.

(d) The Borrower shall notify the Administrative Agent in writing of any prepayment required to be made pursuant to Section 2.10(c) by the applicable time specified in Section 2.10(b). Each such notice shall specify the amount of such required prepayment.

(e) Each prepayment of the Term Loans under Section 2.10(c) shall be applied on a pro rata basis to the regular installments of principal due under the Term Loans, including the payment due on the Maturity Date.

(f) Each prepayment of the Term Loans under Section 2.10(c) shall be accompanied by all interest then accrued and unpaid on the principal so prepaid to the extent required by Section 2.12(d), together with any additional amounts required pursuant to Section 2.15.

SECTION 2.11. Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily unused portion of the Revolving Credit Commitment of such Revolving Credit Lender during the period from and including the Effective Date to but excluding the Maturity Date; provided that, if such Revolving Credit Lender continues to have any Revolving Credit Exposure after its Revolving Credit Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Revolving Credit Lender’s Revolving Credit Exposure from and including the date on which its Revolving Credit Commitment terminates to but excluding the date on which such Revolving Credit Lender ceases to have any Revolving Credit Exposure. Accrued commitment fees shall be payable in arrears on the last day of March, June, September, and December of each year and on the Maturity Date (and on any later date upon which Revolving Credit Exposure ceases to exist, if any), commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Upon a Default that with the passage of time or the giving of notice or both would constitute an Event of Default under subsections (a) and (b) of Section 7.01, all fees and other amounts (except for the Letter of Credit Fee) will bear interest at two percent per annum above the rate applicable to ABR Loans, until such Default is cured or waived.

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Credit Lender, based on such Revolving Credit Lender’s Applicable Percentage, a letter of credit fee (the “Letter of Credit Fee”) with respect to each Letter of Credit issued hereunder, which shall be payable quarterly in arrears on the last day of each calendar quarter commencing with the first calendar quarter ending after the Effective Date and which shall accrue at a rate per annum equal to the Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the Stated Amount of the Letters of Credit, during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Credit Lender’s Revolving Credit Commitment terminates and the date on which such Revolving Credit Lender ceases to have any LC Exposure; and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the Total LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of Maturity Date and the date on which there ceases to be any LC Exposure, as well as the Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Fronting fees accrued through and to the last day of March, June, September, and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date;

provided that all such fees shall be payable on the Maturity Date and any such fees accruing after the Maturity Date shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All fronting fees and all Letter of Credit Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Upon a Default that with the passage of time or the giving of notice or both would constitute an Event of Default under subsections (a) and (b) of Section 7.01, the Letter of Credit Fee will be increased by two percent per annum, until such Default is cured or waived.

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) The Borrower agrees to pay to each Arranger, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Arrangers.

(e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and Letter of Credit Fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise (until such payment is made or the Default is waived or cured), such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, two percent (2%) per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section (until such Default is cured or waived) or (ii) in the case of any other amount, two percent (2%) per annum, plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest.

If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Revolving Credit Lenders or the Required Term Lenders, as applicable, that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.14. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes and Other Taxes and (B) Excluded Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15. Break Funding Payments.

In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b)the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c)the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), (d)the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.16. Taxes.

(a) Each payment by any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b) The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) The Borrower shall indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including amounts payable under this Section 2.16(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.16(d) shall be paid within 10 days after the Recipient delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so payable by such Recipient. Such certificate shall be conclusive of the amount so payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent. In the case of any Lender making a claim under this Section 2.16(d) on behalf of any of its beneficial owners, an indemnity payment under this Section 2.16(d) shall be due only to the extent that such Lender is able to establish that, with respect to the applicable Indemnified Taxes, such beneficial owners supplied to the applicable Person such properly completed and executed documentation necessary to claim any applicable exemption from, or reduction of, such Indemnified Taxes.

(e) Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) and the Loan Parties for any Excluded Taxes, in each case attributable to such Lender that are paid or payable by the Administrative Agent or the applicable Loan Party (as applicable) in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.16(e) shall be paid within 10 days after the Administrative Agent or the applicable Loan Party (as applicable) delivers to the applicable Lender a certificate stating the amount of Taxes or Excluded Taxes so paid or payable by the Administrative Agent or the applicable Loan Party (as applicable). Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(f)

(i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Upon the reasonable request of such Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.16(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify such Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, any Non- U.S. Lender with respect to the Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Non-U.S. Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” (or similar) article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” (or similar) article of such tax treaty; in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI; in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit I-1, I-2, I-3, or I-4, as applicable (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(B) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under this Agreement (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B) and (C) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(C) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii) Each Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by such Person) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of IRS Form W-9, certifying that such Lender is exempt from U.S. Federal backup withholding tax.

(iv) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(g) If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including additional amounts, paid pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.16(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.16(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.16(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

(h) For purposes of Section 2.16(e) and (f), the term “Lender” includes any Issuing Bank.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender of the same Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders of the same Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of the same Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective

Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Credit Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19. Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.11;

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c) if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages;

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and Letter of Credit Fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.05(j), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.20. Assignment and Assumption.

(a) For an agreed consideration, each Existing Lender (individually an “Assignor” and collectively, the “Assignors”) hereby irrevocably sells and assigns, severally and not jointly, (i) all of such Assignor’s rights and obligations in its capacity as Lender under the Existing Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to its Commitment, Existing Term Loans, LC Exposure, Swingline Exposure and Revolving Credit Exposure (each as defined in the Existing Credit Agreement), as the case may be, identified in Schedule 2.01(c) attached hereto and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of such Assignor (in its capacity as Lender) against any Person, whether known or unknown, arising under or in connection with the Existing Credit Agreement, any other documents or instruments delivered pursuant thereto or the transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively for all Assignors as the “Assigned Interests”) to the Lenders (individually, an “Assignee” and, collectively, the “Assignees”) set forth on Schedule 2.01(a), with respect to such Existing Lender’s Existing Revolving Credit Commitment and Schedule 2.01(b) to this Agreement, with respect to such Existing Lender’s Term Commitment and each Assignee hereby irrevocably purchases and assumes from each Assignor such Assigned Interests, subject to and in accordance with this Agreement, as of the Effective Date. Such sale and assignment is without recourse to the Assignors and, except as expressly provided in this Agreement, without representation or warranty by the Assignors.

(b) From and after the Effective Date, the Administrative Agent shall distribute all payments in respect of the Assigned Interests (including payments of principal,

interest, fees and other amounts) to the appropriate Assignors for amounts which have accrued to but excluding the Effective Date and to the appropriate Assignees for amounts which have accrued from and after the Effective Date.

(c) The parties agree that immediately prior to the Effective Date, the aggregate outstanding principal amount of the Existing Term Loans is $10,416,669.00 (the “Existing Term Loan Principal Amount”).

(d) Each Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of its portion of the Assigned Interest set forth on Schedule 2.01(c) attached hereto, (B) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (C) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated by this Section 2.20; and (ii) assumes no responsibility with respect to (A) any statements, warranties or representations made by any other Person in or in connection with the Existing Credit Agreement, this Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (C) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (D) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

(e) Each Assignee (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this assignment and to consummate the transactions contemplated hereby, (B) it satisfies the requirements specified in the Existing Credit Agreement and this Agreement that are required to be satisfied by it in order to acquire its percentage of the Assigned Interests, (C) from and after the Effective Date, it shall have the obligations of a Lender hereunder to the extent of its Commitment (as set forth on Schedule 2.01(a) and Schedule 2.01(b) hereof and including such portion of such Commitment comprised of the Assigned Interest), (D) it has received a copy of the most recent financial statements delivered pursuant to this Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase its percentage of the Assigned Interests on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (E) if it is a Non-U.S. Lender, it has supplied to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of this Agreement, duly completed and executed by such Assignee; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender

ARTICLE III.

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers.

Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability.

(a) The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement and each other Loan Document to which the Borrower is a signatory has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) Each of the Guaranties and other Loan Documents to which a Guarantor is a signatory is within the corporate or other similar organizational powers of the Guarantor that is a signatory thereto and has been duly authorized by all necessary corporate or other similar organizational powers and, if required, stockholder or other similar action. Each of the Guaranties and other Loan Documents to which a Guarantor is a signatory has been duly executed and delivered by the Guarantor that is a signatory thereto and constitutes a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Approvals; No Conflicts.

The Transactions, the Guaranties and the other Loan Documents (a) do not require any consent or approval of, registration or filing (other than financing statements necessary to perfect the Liens created pursuant to the Collateral Documents) with, or any other action by, any Governmental Authority or any other third party (other than the Administrative Agent, the Lenders or any Affiliate thereof), except such as have been obtained or made and are in full force and effect and (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any

Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries (except for payments made pursuant to and in connection with this Agreement, the Guaranties, and the other Loan Documents), and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except for the Liens created by the Collateral Documents.

SECTION 3.04. Financial Condition; No Material Adverse Change.

(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2009, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2010, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) The most recent financial statements furnished pursuant to Section 5.01(a) fairly present (i) the financial position of the Borrower and its consolidated Subsidiaries as of the date thereof and (ii) the results of operations and cash flows of the Borrower and its consolidated Subsidiaries for the period covered thereby, all in accordance with GAAP.

(c) The most recent financial statements furnished pursuant to Section 5.01(b) fairly present (i) the financial position of the Borrower and its consolidated Subsidiaries as of the date thereof and (ii) the results of operations and cash flows of the Borrower and its consolidated Subsidiaries for the period covered thereby, all in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes.

(d) Since December 31, 2009, there has been no event, change or condition that has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

SECTION 3.05. Properties.

(a) As of the Effective Date, Schedule 3.05 identifies each parcel of property that is owned or leased by each Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Each of the Borrower and its Subsidiaries has good and defensible title to, or valid leasehold interests in, all its real and personal property material to its business, except for Immaterial Title Defects, free and clear of all Liens other than those permitted by Section 6.02.

(b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters.

(a) As of the Effective Date, Schedule 3.06 identifies all material actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Subsidiaries.

(b) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

(c) Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(d) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in or could reasonably be expected to have, a Material Adverse Effect.

SECTION 3.07. Compliance with Laws and Agreements.

Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Investment Company Status.

Neither the Borrower nor any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U of the Board. No part of the proceeds of the Loans made to the Borrower will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board.

SECTION 3.09. Taxes.

Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any of its Subsidiaries that would, if made, have a Material Adverse Effect.

SECTION 3.10. ERISA.

No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.11. Disclosure.

None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared by the Borrower in good faith based upon assumptions believed by the Borrower to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date. There are no facts known to the Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or disclosed pursuant to Section 5.01(d) or in the other written documents, certificates and statements furnished to the Administrative Agent or the Lenders for use in connection with the transactions contemplated hereby.

SECTION 3.12. Collateral

The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 6.02) on all right, title and interest of the respective Loan Parties in the Collateral described therein.

SECTION 3.13. Solvency

The Borrower and each Loan Party, when taken as a whole, after giving effect to any Borrowing or issuance, amendment, renewal or extension of any Letter of Credit hereunder, are and will be, Solvent.

SECTION 3.14. Insurance

The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

SECTION 3.15. Labor Matters

There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Effective Date, and neither the Borrower nor any Subsidiary has suffered any material strikes, walkouts or work stoppages within the last five years.

ARTICLE IV.

Conditions

SECTION 4.01. Effective Date.

The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party.

(b) The Administrative Agent (or its counsel) shall have received from each Guarantor a counterpart of the Guaranty signed by such Guarantor.

(c) The Administrative Agent shall have received Promissory Notes in favor of each Lender requesting such Promissory Notes pursuant to Section 2.09(e).

(d) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Goodwin Procter LLP, counsel for the Borrower and the Guarantors, in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Borrower and the Guarantors, this Agreement, the Guaranties, and the Transactions as the Required Lenders shall reasonably request. The Borrower and the Guarantors hereby request such counsel to deliver such opinion.

(e) The Administrative Agent shall have received for each of the Loan Parties:

(i) a copy of such Loan Party’s Organization Documents, as amended up to and including the Effective Date, (A) certified (to the extent such certification can be obtained) as of a recent date by the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, and (B) certified as of the Effective Date by the President, a Vice President, Financial Officer, Secretary or an Assistant Secretary of such Loan Party as being in full force and effect without further modification or amendment;

(ii) a good standing certificate or certificate of status from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires it to be qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Effective Date;

(iii) signature and incumbency certificates of the officers of such Loan Party executing the Loan Documents to which it is a party, dated as of the Effective Date; and

(iv) duly adopted resolutions of the Board of Directors of such Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Effective Date, certified as of the Effective Date by the President, a Vice President, Financial Officer, Secretary or an Assistant Secretary of such Loan Party, as being in full force and effect without modification or amendment.

(f) The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where the Loan Parties are located (within the meaning of the UCC) and each other jurisdiction that the Administrative Agent may reasonably request, and each such search shall reveal no liens on any assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(g) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, in form and substance satisfactory to the Administrative Agent, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(h) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each of the Guarantors, in form and substance satisfactory to the Administrative Agent, confirming compliance with the conditions set forth in paragraph (a) of Section 4.02 and stating that the representations and warranties contained in this Agreement pertaining to the Guarantors are true and correct as of the date hereof.

(i) The Lenders, the Administrative Agent, and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any Loan Document.

(j) All approvals of any Governmental Authority and any other third parties necessary in connection with the Loans contemplated by this Agreement and the continuing operations of the Borrower and its Subsidiaries (including shareholder approvals, if any) shall have been obtained on satisfactory terms and shall be in full force and effect.

(k) The Lenders shall have received (i) satisfactory audited consolidated financial statements of the Borrower for the two most recent fiscal years ended prior to the Effective Date as to which such financial statements are available, and (ii) satisfactory unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this subsection as to which such financial statements are available.

(l) The corporate structure, capital structure, other debt instruments, material accounts, and governing documents of the Borrower and its Affiliates, shall be acceptable to the Administrative Agent.

(m) The Administrative Agent shall have received evidence of the completion of all actions, recordings and filings of or with respect to the Collateral Documents that the Administrative Agent may deem necessary or reasonably desirable in order to perfect the Liens created thereby.

(n) The Administrative Agent shall have received documents of the type specified in Section 5.10(b) covering the properties listed on Schedule 3.05, duly executed and delivered by the appropriate Loan Party.

(o) The Administrative Agent shall have received, and shall be satisfied with the results of, an environmental assessment report which identifies existing and potential environmental concerns that may be attributable to the properties listed on Schedule 3.05, prepared by a professional firm acceptable to the Administrative Agent.

(p) The Administrative Agent shall have received evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with certificates of insurance and endorsements, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitute Collateral.

(q) The Administrative Agent shall have received evidence satisfactory to it that (a) the Service Center Loan Agreement and all other documents related thereto shall have been terminated, and all amounts outstanding thereunder have been repaid in full (which termination and repayment may be contemporaneous with the satisfaction of the conditions under this Section and the application of proceeds of any Borrowings to occur on the date hereof, and (b) all Liens securing amounts outstanding under the Service Center Loan Agreement have been released (which release may be contemporaneous with the satisfaction of the conditions under this Section and the application of proceeds of any Borrowings to occur on the date hereof).

(r) Prepayment in full of all obligations under any existing loan facilities (including the Service Center Loan Agreement as set forth above), termination of the commitments thereunder and release of all liens, if any, granted thereunder (unless otherwise permitted under this Agreement).

SECTION 4.02. Each Credit Event.

The obligation of each Lender to make a Loan on the occasion of any Borrowing (including, without limitation, the Borrowing of the Term Loans), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in the Loan Documents (including, without limitation, the representations and warranties set forth in Section 3.04(d) and Section 3.06) shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c) With respect to any Borrowing of Revolving Loans, at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extensions of such Letter of Credit, as applicable, the sum of the Total Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitments.

(d) Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower that the conditions specified in paragraphs (a) and (b) of this Section 4.02 have been satisfied on and as of the date thereof.

ARTICLE V.

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements; Ratings Change and Other Information.

The Borrower will furnish to the Administrative Agent and each Lender:

(a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in the form of Exhibit G or any other form approved by the Administrative Agent (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.09 and 6.10 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; provided that such information need not be provided by the Borrower if it is available on the Securities and Exchange Commission’s EDGAR system and the Borrower sends an email notification to the Administrative Agent at the time such information becomes available on such system;

(e) promptly, but in any event within 10 Business Days after the occurrence thereof, notice of any event or circumstance giving rise to any Extraordinary Receipt (or the right to payment of any Extraordinary Receipt) in an amount equal to $500,000 or more for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.10(c); and

(f) as soon as available, but in any event within 30 days after the end of each fiscal year of the Borrower, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent (through the Administrative Agent) may reasonably request.

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent (or any Lender through the Administrative Agent) may reasonably request.

SECTION 5.02. Notices of Material Events.

Promptly, and in any event within five Business Days after any officer of the Borrower obtains knowledge thereof, the Borrower will furnish to the Administrative Agent and each Lender written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect, provided, that such information need not be provided by the Borrower in a written notice to Lenders and Administrative Agent if it is available on the Security and Exchange Commission’s EDGAR system and the Borrower sends an email notification to the Administrative Agent at the time such information becomes available on such system;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $250,000; and

(d) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business.

The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in the jurisdiction of its formation and each other jurisdiction in which its ownership, lease or operation of properties or conduct of its business requires such authorization, except to the extent that failure to maintain such authorization could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04. Payment of Obligations.

The Borrower will, and will cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all its obligations, including Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, that, if not paid, would result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance

The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, and providing (i) for payment of losses to the Administrative Agent as its interests may appear, (ii) that such policies may not be canceled or reduced or affected in any material adverse manner for any reason without 30 days prior notice (or 10 days prior notice in the event of cancellation for non-payment) to the Administrative Agent, and (iii) that the Lenders and the Administrative Agent are additional insureds thereunder.

SECTION 5.06. Books and Records; Inspection Rights.

The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties up to twice each calendar year, during business hours, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, provided that upon the occurrence and during the continuation of a payment Default or an Event of Default, no prior notice shall be required and the Administrative Agent or any Lender may make unlimited visits to inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Borrower shall be present at any such discussion with such independent accountants), from time to time and at any and all times as it may elect in its sole discretion.

SECTION 5.07. Compliance with Laws.

The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Use of Proceeds and Letters of Credit.

The proceeds of the Loans will be used only to repay certain Indebtedness of the Borrower on the Effective Date, to finance future construction projects and acquisitions of the Borrower in accordance with the terms of this Agreement and for other working capital needs and general corporate purposes of the Borrower and the Subsidiaries in the ordinary course of business. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X.

SECTION 5.09. Additional Guarantors; Additional Collateral.

(a) Subject to this Section 5.09, with respect to any property acquired after the Effective Date by any Loan Party that is of the type subject to the Lien created by the Security Agreement on the Effective Date but is not so subject, the Borrower shall (or shall cause the applicable Loan Party to) promptly (and in any event within 30 days after the acquisition thereof, or such longer period in the sole discretion of the Administrative Agent) (i) execute and deliver to the Administrative Agent such amendments or supplements to the Collateral Documents or such other documents as the Administrative Agent shall deem necessary or reasonably advisable to grant to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property, subject to no Liens other than those permitted by Section 6.02, and (ii) take all actions requested by the Administrative Agent to cause such Lien to be duly perfected to the extent required by such Collateral Document in accordance with all applicable Requirements of Law, including the filing of financing statements in all applicable jurisdictions. The Borrower shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Collateral Documents on such after-acquired properties.

(b) With respect to any Person that is or becomes a Domestic Subsidiary of a Loan Party after the Effective Date, the Borrower shall promptly (and in any event within 15 days after such person becomes a Domestic Subsidiary, or such longer period in the sole discretion of the Administrative Agent) (i) deliver to the Administrative Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary owned by a Loan Party, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests that are Loan Parties, and, to the extent required by any Loan Document, all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party, (ii) cause such new Subsidiary (A) to become a Guarantor by executing and delivering to the Administrative Agent a Guaranty, whereby such Domestic Subsidiary shall guarantee the obligations of the Loan Parties under the Loan Documents, (B) to execute a joinder agreement to the Security Agreement, substantially in the form annexed thereto, or such other documents as the Administrative Agent shall deem necessary or reasonably advisable to grant to the Administrative Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on the Equity Interests and property of such Subsidiary, subject to no Liens other than those permitted by Section 6.02, and (C) to take all actions necessary or reasonably advisable in the opinion of the Administrative Agent to cause the Lien created by the applicable Collateral Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law (with first priority, subject only to Liens permitted by Section 6.02), including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent and (iii) deliver to the Administrative Agent documents of the types referred to in Section 4.01(e) with respect to such Subsidiary and, if requested by the Administrative Agent, favorable opinions of counsel (which shall cover, among other things, the legality, validity, binding effect, enforceability, creation and perfection of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c) Upon the formation or acquisition of any First-Tier Foreign Subsidiary of the Borrower, the Borrower shall, within 30 days after such formation or acquisition (or such later date as the Administrative Agent may agree in its sole discretion): (A) cause 65% of the Equity Interests owned by the Borrower and its Subsidiaries in such First-Tier Foreign Subsidiary to be pledged to the Administrative Agent to secure the Obligations by causing the direct owners of such Equity Interests to execute and deliver to the Administrative Agent a pledge agreement or similar agreement in form and substance reasonably satisfactory to the Administrative Agent, (B) deliver or cause to be delivered to the Administrative Agent certificates representing such Equity Interests and corresponding stock powers (to the extent the Equity Interests of such First-Tier Foreign Subsidiary are certificated) and other documents required by such agreement with respect to such Equity Interests, (C) take or cause to be taken such other actions as may be necessary to provide the Administrative Agent with a first priority perfected pledge of and security interest in such Equity Interests and (D) if requested by the Administrative Agent, favorable opinions of counsel (which shall cover, among other things, the legality, validity, binding effect, enforceability, creation and perfection of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent.

SECTION 5.10. Further Assurances.

(a) The Borrower will, and will cause each of its Subsidiaries to, promptly execute and deliver, or cause to be executed and delivered (but in any event within thirty days after request therefor, or such later date as the Administrative Agent may agree in its sole discretion), to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings and other documents and such other actions or deliveries of the type required by Section 4.01(e) and the Security Agreement, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties, it being the intent of the parties hereto for the Administrative Agent, for the benefit of the Secured Parties, to at all times on and after the Effective Date have a first priority (subject to Liens permitted by Section 6.02) perfected Lien on all of the personal property and material real property (excluding the items specifically excluded from the definition of Collateral in the Security Agreement and other items approved by the Administrative Agent in its sole discretion) of the Borrower and its Subsidiaries.

(b) With respect to any fee interest in any real property with a reasonably estimated fair market value of $5,000,000 or more, owned or acquired by the Borrower or any other Loan Party, the Borrower or the applicable Loan Party shall promptly (and, in any event, within thirty days following the date of such acquisition) (i) execute and deliver a first priority mortgage, deed of trust or other similar document (subject only to Liens permitted by Section 6.02 of this Agreement) in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property and complying with the provisions herein and in the Collateral Documents, (ii) if requested by the Administrative Agent, provide the Secured Parties with title insurance in an amount at least equal to the purchase price of such real property (or such other amount as the Administrative Agent shall reasonably specify), and if applicable, flood insurance and lease estoppel certificates, all in form and substance reasonably satisfactory to the Administrative Agent, (iii) if requested by the Administrative Agent, deliver to the Administrative Agent a survey of such real property, which shall be in form and substance satisfactory to the Administrative Agent, (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clause (i) above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and (v) if requested by the Administrative Agent, use commercially reasonable efforts to obtain collateral access and Lien subordination agreements for each location (other than a location that is owned by the Borrower or another Loan Party) where any Collateral with an aggregate fair market value in excess of $250,000 is maintained, such agreements to be in form and substance reasonably satisfactory to the Administrative Agent, executed by the owner of each such location.

SECTION 5.11. Compliance with Environmental Laws.

The Borrower will, and will cause each of its Subsidiaries to, (a) comply, and cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits except to the extent such failure to comply could not reasonably be expected to result in a Material Adverse Effect, (b) obtain and renew all Environmental Permits necessary for its operations and properties except to the extent any failure to obtain or renew such Environmental Permits could not reasonably be expected to result in a Material Adverse Effect and (c) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, a violation of which could reasonably be expected to result in a Material Adverse Effect; provided that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

SECTION 5.12. Material Contractual Obligations.

The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all of such Person’s contractual obligations which are material to the business or financial condition of the Borrower and its Subsidiaries, when taken as a whole, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.13. Post-Closing Obligations

The Borrower will (a) execute and deliver, or cause to be executed and delivered, the documents and (b) complete, or cause to be completed, the tasks set forth on Schedule 5.13 hereto, in each case within the time limits specified on such schedule. Notwithstanding anything to the contrary contained herein or in any Loan Document, the deadlines for the delivery of documents and the completion of tasks set forth on Schedule 5.13 shall preempt any contradictory deadlines for the delivery or completion of such tasks set forth herein or in any other Loan Document.

ARTICLE VI.

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness.

The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except the following:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6.01;

(c) Indebtedness of a Subsidiary owing to any other Subsidiary or to the Borrower, provided that (i) in the case of Indebtedness of a Subsidiary which is not a Guarantor owing to a Loan Party, such Indebtedness shall be evidenced by one or more promissory notes that are pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents, (ii) in the case of any Indebtedness owing by a Loan Party to any Subsidiary that is not a Guarantor, such Indebtedness shall be on terms (including subordination terms) reasonably satisfactory to the Administrative Agent and (iii) such Indebtedness shall be otherwise permitted under the provisions of Section 6.04;

(d) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees permitted under this clause (d) shall be subordinated to the Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations and (iii) the aggregate principal amount of Indebtedness of Subsidiaries that are not Guarantors that is Guaranteed by any Loan Party shall not at any time exceed $5,000,000;

(e) so long as no Default or Event of Default has occurred and is continuing or would result from the incurrence thereof, Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any real property or fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such real property or assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $5,000,000 at any time outstanding;

(f) so long as no Default or Event of Default has occurred and is continuing or would result from the incurrence thereof, Indebtedness of any Person that becomes a Subsidiary after the date hereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the principal amount thereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $1,000,000 at any time outstanding;

(g) Indebtedness of the Borrower or any Subsidiary as an account party in respect of trade letters of credit;

(h) Indebtedness in respect of Swap Agreements permitted by Section 6.05;

(i) Indebtedness in respect of any Sale and Leaseback Transactions permitted under Section 6.12;

(j) so long as no Default or Event of Default has occurred and is continuing or would result from the incurrence thereof, Subordinated Indebtedness;

(k) Indebtedness in respect of advances made to the Borrower and/or its Subsidiaries by sponsoring banks for Interchange Fees; and

(l) so long as no Default or Event of Default has occurred and is continuing or would result from the incurrence thereof, other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

SECTION 6.02. Liens.

The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) Liens on real property or fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary; and

(e) Liens securing Indebtedness permitted by clause (i) of Section 6.01.

SECTION 6.03. Fundamental Changes.

(a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any other Subsidiary in a transaction in which the surviving entity is a Subsidiary, provided that if the Subsidiary that is to be merged out of existence is a Guarantor, the surviving entity is a Guarantor, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, provided that if the Subsidiary selling, transferring or otherwise disposing of its assets is a Guarantor, the transferee is a Loan Party and (iv) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such transaction described in clauses (i) - (iii) above involving a Subsidiary that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto, including payment and transaction processing businesses.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions.

The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Subsidiary that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a) Permitted Investments;

(b) investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries;

(c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary, provided that (i) if such loan or advance is made by a Loan Party to a Subsidiary that is not a Loan Party, the aggregate principal amount of all such loans and advances at any time outstanding shall not exceed $5,000,000 and (ii) if such loan or advance is made by a Subsidiary that is not a Loan Party to a Loan Party, such loan or advance shall be subordinated to the Obligations on terms and conditions (including subordination terms) satisfactory to the Administrative Agent in its sole discretion;

(d) acquisitions of any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) or acquisitions of assets of any Person constituting a business unit that comply on a pro forma basis with all provisions of this Agreement and the other Loan Documents;

(e) Guarantees constituting Indebtedness permitted by Section 6.01;

(f) investments made with Payroll Deposits in accordance with the Investment Standards;

(g) advances of Interchange Fees to merchants with respect to Processing Transactions in the ordinary course of business; and

(h) loans or advances to (i) non-sales employees of the Borrower or any Subsidiary in an aggregate outstanding principal amount not to exceed $1,000,000 at any time and (ii) sales employees of the Borrower or any Subsidiary in an aggregate outstanding principal amount not to exceed $5,000,000 at any time.

SECTION 6.05. Swap Agreements.

The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries or payments restricted by Section 6.06), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

SECTION 6.06. Restricted Payments.

(a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except, so long as no Event of Default shall exist immediately before and after giving effect to any such payment, (i) the Borrower may declare and pay dividends with respect to its Equity Interests payable in additional shares of its common stock, (ii) the Borrower may declare and pay cash dividends with respect to its Equity Interests, (iii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iv) the Borrower may make repurchases with respect to its Equity Interests, and (v) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries.

(b) The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i) payment of Indebtedness created under the Loan Documents;

(ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof provided, however, that no payments in respect of Subordinated Indebtedness shall be permitted during the existence of a Default or Event of Default;

(iii) refinancings of Indebtedness to the extent permitted by Section 6.01; and

(iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

SECTION 6.07. Transactions with Affiliates.

The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.06 and (d) any investment permitted by clause (h) of Section 6.04.

SECTION 6.08. Restrictive Agreements.

The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to, or to transfer assets to, the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness; and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

SECTION 6.09. Total Leverage Ratio.

The Borrower will not permit the ratio of Funded Debt to EBITDA to be greater than 2.50 to 1.00 (the “Total Leverage Ratio”), determined on the last day of each fiscal quarterly period for the four fiscal quarters ending on such date.

SECTION 6.10. Fixed Charge Coverage Ratio.

The Borrower shall not permit the ratio of EBITDA minus the net amount paid by Borrower with respect to any repurchases of its Equity Interests (excluding Permitted Repurchases) minus Capital Expenditures minus Dividends (all of the foregoing operations resulting in an amount that equals the numerator) divided by Fixed Charges (as the denominator) to be less than 1.35 to 1:00, determined on the last day of each fiscal quarterly period for the four fiscal quarters ending on such date.

SECTION 6.11. Asset Sales.

The Borrower shall not and shall not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to the Borrower or another Subsidiary in compliance with Section 6.03), except:

(a) sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;

(b) sales, transfers and dispositions to the Borrower or any Subsidiary, provided that any such sales, transfers or dispositions (i) involving a Subsidiary shall be made in compliance with Section 6.07 and (ii) involving a transfer of assets from a Loan Party to a Subsidiary that is not a Guarantor shall not be permitted by this clause (b);

(c) sales, transfers and dispositions of accounts receivable in the ordinary course of business in connection with the compromise, settlement or collection thereof;

(d) sales, transfers and dispositions of investments permitted by Section 6.04 (a) and (f);

(e) Sale and Leaseback Transactions permitted by Section 6.12;

(f) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary; and

(g) sales, transfers and other dispositions of assets (including Equity Interests in a Subsidiary) that are not permitted by any other paragraph of this Section, provided that the aggregate amount thereof during any fiscal year does not exceed 10% of Tangible Assets as of the end of the immediately preceding fiscal year;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b) and (f) above) shall be made for fair value and for at least 75% cash consideration.

SECTION 6.12. Sale and Leaseback Transactions.

Borrower shall not and shall not permit any Subsidiary to, enter into any Sale and Leaseback Transaction, except for any such sale of any fixed or capital assets by the Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 180 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

SECTION 6.13. Amendments of Organizational Documents.

The Borrower shall not, and shall not permit any of its Subsidiaries to, amend any of its Organizational Documents without the consent of the Administrative Agent (which consent, if any, may be conditioned upon the approval of the Required Lenders, among other things) if such amendment would be adverse to the Administrative Agent or the Lenders.

ARTICLE VII.

Events of Default

SECTION 7.01. Events of Default.

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower, any Subsidiary, or any Guarantor in or in connection with this Agreement, any Guaranty or any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any Guaranty, or any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been untrue in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence) or 5.08, 5.13 or in Article VI or the Guarantor shall fail to observe or perform any covenant, condition, or agreement contained in any Guaranty;

(e) the Borrower or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) and (ii) actual knowledge thereof by the President, Vice President or Financial Officer of the Borrower;

(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (whether or not such failure results in acceleration);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (whether or not such event or condition results in acceleration); provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any Subsidiary, or any Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Subsidiary, or any Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower, any Subsidiary, or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Guarantor, or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower, any Subsidiary, or any Guarantor shall become unable, shall admit in writing its inability, or shall fail generally, to pay its debts as they become due;

(k) (i) one or more judgments or orders for the payment of money (other than in connection with the Data Security Breach of 2008) in an aggregate amount in excess of $5,000,000 or (ii) one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (iii) one or more judgments or orders for the payment of money in connection with the Data Security Breach of 2008 (other than as described in Schedule 7.01) in an aggregate amount in excess of $25,000,000, shall be rendered against the Borrower, any Subsidiary, or any Guarantor, or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower, any Subsidiary, or any Guarantor to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i)$1,000,000 in any year or (ii) $2,000,000 for all periods;

(m) (i) any of the Loan Documents shall cease to be enforceable or in full force and effect (except as otherwise permitted pursuant to this Agreement) or (ii) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral with an aggregate value in excess of $5,000,000 purported to be covered thereby, except as permitted by the terms of any Loan Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document; or

(n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the commitment of each Lender to make Loans and the obligation of the Issuing Bank to issue, amend, renew or extend Letters of Credit, and thereupon such commitments and obligation shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, including without limitation, notice of intent to accelerate and notice of acceleration, all of which are hereby waived by the Borrower, and (iii) require that the Borrower cash collateralize the Total LC Exposure (by depositing an amount equal to 105% of the Total LC Exposure in a cash collateral account maintained with the Administrative Agent); and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section 7.01, the commitment of each Lender to make Loans and the obligation of the Issuing Bank to issue, amend, renew or extend Letters of Credit shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, including without limitation, notice of intent to accelerate and notice of acceleration, all of which are hereby waived by the Borrower, and the obligation of the Borrower to cash collateralize the Total LC Exposure as aforesaid shall automatically become effective. In addition to the other rights and remedies of the Administrative Agent and the Lenders set forth in the Loan Documents, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

SECTION 7.02. Application of Proceeds.

Except as otherwise provided with respect to Defaulting Lenders, any proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its rights and remedies provided under the Loan Documents or at law or equity, shall be applied by the Administrative Agent in the following order:

First, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such sale, collection or other realization;

Second, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) payable to the Administrative Agent in its capacity as such;

Third, to the payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Issuing Bank (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank), ratably among them in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to the payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, LC Disbursements and other Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to the payment of that portion of the Obligations constituting unpaid principal of the Loans, LC Disbursements and amounts owing under Swap Agreements entered into by the Borrower or any of its Subsidiaries with any Lender or any Affiliate of any Lender, ratably among the Lenders, the Issuing Bank and such Affiliates in proportion to the respective amounts described in this clause Fifth held by them;

Sixth, to the Administrative Agent for the account of the Issuing Bank, to cash collateralize the aggregate undrawn amount of all outstanding Letters of Credit issued by the Issuing Bank;

Seventh, to the payment of that portion of the Obligations constituting amounts owing under Cash Management Agreements entered into by the Borrower or any of its Subsidiaries with any Lender or any Affiliate of any Lender, ratably among the Lenders and such Affiliates in proportion to the respective amounts described in this clause Seventh held by them; and

Last, the balance, if any, after all the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

Subject to Section 2.05(e), amounts used to cash collateralize the aggregate undrawn amount of all outstanding Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE VIII.

The Administrative Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby and by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders, the Required Revolving Credit Lenders or the Required Term Lenders, as the case may be (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or Section 2.05(j)), and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders, the Required Revolving Credit Lenders or the Required Term Lenders, as the case may be (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or Section 2.05(j)) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith or in connection with any other Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document, or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring

Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Lenders and the Borrower acknowledge that anything herein to the contrary notwithstanding, none of the Arrangers, Joint Bookrunners, Documentation Agent or Syndication Agent listed on the cover page hereof shall have any powers, duties, responsibilities or liabilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

ARTICLE IX.

Miscellaneous

SECTION 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it at 90 Nassau Street, Princeton, NJ 08542, Attention of Robert H.B. Baldwin, Jr. and the Legal Department (Telecopy No. 609-683-3815)

With a copy to:	GOODWIN PROCTER LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405
Attn: Wesley C. Fredericks, Esq.
Fax No.: (212) 355-3333;

(ii) if to the Administrative Agent, to the Issuing Bank or to the Swingline Lender, to JPMorgan Chase Bank, N.A., Loan and Agency Services

Group, 10 South Dearborn Street, 19th Floor, Chicago, Illinois, with a copy to JPMorgan Chase Bank, N.A., 3475 Piedmont Road NE, 18th Floor, Atlanta, GA 30305, Attention of John Horst, Telephone No. (404) 926-2613, Telecopy No. (404) 926-2579; and

(iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement, the Guaranties or the Collateral Documents or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement, the Guaranties nor the Collateral Documents nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or (ii) in the case of the Guaranties and the Collateral Documents, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (D) change Section 2.17(b) or (c) or Section 7.02 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender or amend Section 2.10(e) in a manner that would alter the pro rata application of prepayments without the written consent of each Lender affected thereby, (E) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of this Agreement, the Guaranties or the Collateral Documents specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (F) release any Guarantor from its obligations under the Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, (G) except as provided in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender or (H) waive, amend or modify the Loan Documents in any manner adverse to the rights of any Secured Party to share in the Collateral and the proceeds thereof in accordance with Section 7.02 without the written consent of such Secured Party (other than a Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

(c) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all Commitments and payment and satisfaction in full in cash of all Obligations, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Notwithstanding anything herein to the contrary, the Administrative Agent and the Lenders agree that in connection with any Sale and Leaseback Transaction relating to the Service Center that is permitted by this Agreement, upon the request of the Borrower and concurrently with such Sale and Leaseback Transaction, the Administrative Agent shall terminate the Service Center

Mortgage and take whatever action that may be reasonably requested by the Borrower to release any and all security interests that the Administrative Agent, on behalf of itself and the Secured Parties, may have in the Service Center under the Loan Documents.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any of the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or the parties to any other Loan Document of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the Loan Documents, or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than three (3) Business Days after written demand therefor.

SECTION 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower, provided that

(i) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund and (ii) no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Credit Commitment to an assignee that is a Lender with a Revolving Credit Commitment immediately prior to giving effect to such assignment and (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consents, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E) if the assignee is a Non-U.S. Lender, it shall have delivered any documentation required by Section 2.16(f); and

(F) no assignment shall be made to the Borrower, any Guarantor or any of their respective Affiliates or Subsidiaries.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and the fulfillment of the other applicable conditions of paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; and (D) without the prior written consent of the Administrative Agent, no participation shall be sold to a prospective participant that bears a relationship to the Borrower described in Section 108(e)(4) of the Code. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) shall be subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender); (B) agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under paragraph (b) of this Section; and (C) shall not be entitled to received any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(f) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival.

All covenants, agreements, representations and warranties made by the Loan Parties herein and in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability.

Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement or any other Loan Document irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY

LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality.

Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (2) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower or (h) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Loan Parties or their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13. Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. USA PATRIOT ACT.

Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan party and other information that will allow such Lender to identify the Borrower and each other Loan Party in accordance with the Act.

SECTION 9.15. Relationship with Existing Credit Agreement.

(a) This Agreement amends and restates the provisions of the Existing Credit Agreement and (i) all of the terms and provisions of the Existing Credit Agreement shall continue to apply for the period from May 30, 2008 to the Effective Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable to the Administrative Agent or any Lender (or their assignees or replacements) and (ii) the obligations under the Existing Credit Agreement which have not been repaid or deemed repaid shall from and after the Effective Date continue to be owing in accordance with, and subject to, the terms of this Agreement. On and after the Effective Date, all references in any Loan Document to (i) the “Credit Agreement” shall be deemed to include references to this Agreement and (ii) the “Lenders” or a “Lender” or the “Term Loans”, “Revolving Loans” or “Loans” shall mean such terms as defined in this Agreement. As to all periods occurring on or after the Effective Date, all of the terms and conditions set forth in the Existing Credit Agreement shall be of no further force and effect, it being understood that all obligations of each Loan Party under the Existing Credit Agreement and related Loan Documents shall be governed by this Agreement and the related Loan Documents from and after the Effective Date.

(b) The parties hereto acknowledge and agree that all principal, interest, fees, costs, reimbursable expenses and indemnification obligations accruing or arising under or in connection with the Existing Credit Agreement which remain unpaid and outstanding as of the Effective Date shall be and remain outstanding and payable as an Obligation under this Agreement and the other Loan Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HEARTLAND PAYMENT SYSTEMS, INC., a Delaware corporation

By:	/s/ Robert H.B. Baldwin, Jr.
Name: Robert H.B. Baldwin, Jr.
Title: President and CFO

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Swingline Lender and Issuing Bank

By:	/s/ John A. Horst
Name: John A. Horst
Title: Credit Executive

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ John A. Horst
Name: John A. Horst
Title: Credit Executive

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matthew A. Lambes
Name: Matthew A. Lambes
Title: Assistant Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Laura H. McAulay
Name: Laura H. McAulay
Title: Senior Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ James T. King
Name: James T. King
Title: Senior Vice President

SUNTRUST BANK, as a Lender

By	/s/ David A Bennett
Name: David A. Bennett
Title: Vice President

Schedule 2.01(a)

REVOLVING CREDIT COMMITMENTS

LENDER	REVOLVING CREDIT COMMITMENT
JPMORGAN CHASE BANK, N.A	$10,833,333.33
KEYBANK NATIONAL ASSOCIATION	$10,833,333.33
BANK OF AMERICA, N.A.	$10,000,000.00
WELLS FARGO BANK, N.A.	$10,000,000.00
SUNTRUST BANK	$8,333,333.34

TOTAL:	$50,000,000

Schedule 2.01(a)

Schedule 2.01(b)

TERM COMMITMENTS

LENDER	TERM COMMITMENT INCREASE AMOUNT	TERM COMMITMENT[1]
JPMORGAN CHASE BANK, N.A	$17,916,665.83	$21,666,666.67
KEYBANK NATIONAL ASSOCIATION	$18,333,332.59	$21,666,666.67
BANK OF AMERICA, N.A.	$20,000,000.00	$20,000,000.00
WELLS FARGO BANK, N.A.	$20,000,000.00	$20,000,000.00
SUNTRUST BANK	$13,333,332.58	$16,666,666.66

TOTAL:	$89,583,331.00	$100,000,000.00

[1]	Includes the Term Commitment Increase Amount of such Lender.

Schedule 2.01(b)

Schedule 2.01(c)

ASSIGNED INTERESTS

(immediately prior to the Effective Date)

Name of Lender	Revolving Credit Commitment	Existing Term Loan Principal Amount
JPMORGAN CHASE BANK, N.A.	$18,000,000	$3,750,000.84
KEYBANK NATIONAL ASSOCIATION	$41,000,000	$3,333,334.08
SUNTRUST BANK	$16,000,000	$3,333,334.08

Schedule 2.01(c)

Schedule 3.05

REAL PROPERTY

[TO BE UPDATED BY BORROWER]

Schedule 3.05

Schedule 3.06

DISCLOSED MATTERS

[TO BE UPDATED BY BORROWER]

Schedule 3.06

Schedule 5.13

POST-CLOSING OBLIGATIONS

1.	Within sixty (60) days after the Effective Date (or such longer period of time as the Administrative Agent in its sole discretion shall permit), the Borrower shall execute and deliver to the Administrative Agent the Service Center Mortgage, subject only to Liens permitted by Section 6.02 of the Credit Agreement, and shall, with respect to such Service Center Mortgage, (a) provide the Secured Parties with title insurance in an amount reasonably satisfactory to the Administrative Agent, and if applicable, flood insurance certificates, all in form and substance reasonably satisfactory to the Administrative Agent, (b) deliver to the Administrative Agent a survey of such real property, which shall be in form and substance satisfactory to the Administrative Agent, and (c) deliver to the Administrative Agent a legal opinion relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

2.	Within fifteen (15) days after the Effective Date (or such longer period of time as the Administrative Agent in its sole discretion shall permit), the Borrower shall deliver to the Administrative Agent a good standing certificate or certificate of status from the applicable Governmental Authority of each jurisdiction where any Loan Party’s ownership, lease or operation of properties or the conduct of its business requires it to be qualified as a foreign corporation or other entity to do business, each dated a recent date prior to such delivery.

Schedule 5.13

Schedule 6.01

EXISTING INDEBTEDNESS

[TO BE UPDATED BY BORROWER]

Schedule 6.01

Schedule 6.02

EXISTING LIENS

[TO BE UPDATED BY BORROWER]

Schedule 6.02

Schedule 6.08

EXISTING RESTRICTIONS

[TO BE UPDATED BY BORROWER]

Schedule 6.08

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor

2.	Assignee:
[and is an Affiliate/Approved Fund of (identify Lender]1]

3.	Borrower(s):

4.	Administrative Agent:	, as the administrative agent under the Credit Agreement

[1]	Select as applicable.

Exhibit A-1

5.	Credit Agreement:	The Second Amended and Restated Credit Agreement dated as of [ ], among Heartland Payment Systems, Inc., the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
	$	$	%
	$	$	%
	$	$	%

Effective Date:                      , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit A-2

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Title:

Exhibit A-3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, the Guaranties, or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, including the Guarantors or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates, the Guarantors, or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee, and (vi) it does not bear a relationship to the Borrower described in Section 108(e)(4) of the Code; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Annex 1-1

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1.2

EXHIBIT B

[RESERVED]

Exhibit B

EXHIBIT C

FORM OF GUARANTY

Exhibit C

EXECUTION VERSION

SECOND AMENDED AND RESTATED GUARANTY

SECOND AMENDED AND RESTATED GUARANTY (this “Guaranty”), dated as of November 24, 2010, made by each of the parties listed on the signature page hereof (collectively, the “Guarantors”, and each, a “Guarantor”), in favor of the Guarantied Parties referred to below.

WITNESSETH:

WHEREAS, Heartland Payment Systems, Inc., a Delaware corporation (the “Borrower”), entered into that certain Amended and Restated Credit Agreement (the “Existing Credit Agreement”), dated as of May 30, 2008, by and among the Borrower, the lenders party thereto (the “Existing Lenders”) and JPMorgan Chase Bank, N.A. as the administrative agent for the Existing Lenders; and

WHEREAS, as a condition to the obligation of the Existing Lenders to make loans under the Existing Credit Agreement, The Heartland Payroll Company, L.L.C., an Ohio limited liability company and Debitek, Inc., a Delaware corporation, executed that certain Amended and Restated Guaranty (the “Amended and Restated Guaranty”), dated as of May 30, 2008; and

WHEREAS, the Borrower entered into that certain Amendment No. 1 and Limited Waiver to the Amended and Restated Credit Agreement (“Amendment No. 1”), dated as of August 3, 2009, by and among the Borrower, the Existing Lenders and JPMorgan Chase Bank, N.A. as the administrative agent for the Existing Lenders; and

WHEREAS, as a condition precedent to the effectiveness of Amendment No. 1, Heartland Acquisition, LLC, a Delaware limited liability company, executed that certain Guaranty (the “Heartland Acquisition Guaranty”), dated as of August 3, 2009; and

WHEREAS, the Borrower desires to enter into that certain Second Amended and Restated Credit Agreement (as the same may be amended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement), dated as of the date hereof, by and among the Borrower, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A. as the Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), Swingline Lender and Issuing Bank, pursuant to which the Existing Credit Agreement shall be amended and restated in its entirety; and

WHEREAS, the Borrower and the Guarantors are members of the same consolidated group of companies and are engaged in operations which require financing on a basis in which credit can be made available from time to time to the Borrower and the Guarantors, and the Guarantors will derive direct and indirect economic benefit from the Loans and Letters of Credit under the Credit Agreement; and

1

WHEREAS, as a condition to the obligation of the Lenders to make the Loans and to facilitate the issuance of Letters of Credit under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty, the Guarantors desire to enter into this Guaranty pursuant to which the Amended and Restated Guaranty and the Heartland Acquisition Guaranty (together, the “Existing Guaranty Agreements”) shall each be amended and restated in their entirety; and

WHEREAS, the Lenders, the Administrative Agent and any Affiliate of any Lender entering into a Swap Agreement or a Cash Management Agreement (provided that such Person was a Lender or an Affiliate of a Lender at the time such Swap Agreement or Cash Management Agreement was entered into) with the Borrower or any Affiliate of the Borrower are herein referred to as the “Guarantied Parties”;

NOW, THEREFORE, in consideration of the premises and to induce the Guarantied Parties to (i) execute the Credit Agreement, (ii) make the Loans, (iii) facilitate the issuance of Letters of Credit and (iv) enter into Swap Agreements and Cash Management Agreements with the Borrower and its Affiliates, the Guarantors hereby agree as follows:

SECTION l. Guaranty. The Guarantors hereby jointly and severally unconditionally and irrevocably guarantee the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, (a) the Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, (b) any and all reasonable out-of-pocket expenses (including, without limitation, reasonable expenses and reasonable counsel fees and expenses of the Administrative Agent and the Lenders) incurred by any of the Guarantied Parties in enforcing any rights under this Guaranty and (c) all present and future amounts that would become due but for the operation of any provision of the United States Bankruptcy Code or other bankruptcy, insolvency, reorganization or similar laws of the United States or other applicable jurisdiction (“Debtor Relief Laws”), and all present and future accrued and unpaid interest, including, without limitation, all post-petition interest if the Borrower or any Guarantor voluntarily or involuntarily becomes subject to any Debtor Relief Laws (the items set forth in clauses (a), (b) and (c) immediately above being herein referred to as the “Guarantied Obligations”). This Guaranty is an absolute guaranty of payment and performance and not a guaranty of collection, meaning that it is not necessary for the Guarantied Parties, in order to enforce payment by the Guarantors, first or contemporaneously to accelerate payment of any of the Guarantied Obligations, to institute suit or exhaust any rights against the Borrower, any Guarantor or any other Person, or to enforce any rights against any collateral. Notwithstanding anything herein or in any other Loan Document to the contrary, in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Section 1 would otherwise, taking into account the provisions of Section 11 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Section 1, then the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative

2

Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 2. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Loan Documents, without set-off or counterclaim, and regardless of any Applicable Law (as defined below) now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. As used herein, “Applicable Law” means, as to any Person, any law, statute, rule, treaty, regulation or determination of an arbitrator, court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties may be bound or affected. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any provision of any other Loan Document or any other agreement or instrument relating to any Loan Document, or avoidance or subordination of any of the Guarantied Obligations;

(b) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Guarantied Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Credit Agreement or any of the other Loan Documents;

(c) any exchange, release or non-perfection of any Lien on any collateral for, or any release of any other Guarantor or Borrower or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Guarantied Obligations;

(d) the absence of any attempt to collect any of the Guarantied Obligations from the Borrower, any Guarantor or from any other Person or any other action to enforce the same or the election of any remedy by any of the Guarantied Parties;

(e) any waiver, consent, extension, forbearance or granting of any indulgence by any of the Guarantied Parties with respect to any provision of any other Loan Document;

(f) the election by any of the Guarantied Parties in any proceeding under any Debtor Relief Law;

(g) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under any Debtor Relief Law; or

(h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Borrower or any Guarantor other than payment and performance in full of the Guarantied Obligations.

3

SECTION 3: Waiver.

(a) Each Guarantor hereby (i) waives (A) promptness, diligence, notice of acceptance and any and all other notices, including, without limitation, notice of intent to accelerate and notice of acceleration, with respect to any of the Guarantied Obligations or this Guaranty, (B) any requirement that any of the Guarantied Parties protect, secure, perfect or insure any security interest in or any Lien on any property or exhaust any right or take any action against the Borrower or any other Person or any collateral, (C) the filing of any claim with a court in the event of receivership or bankruptcy of the Borrower or any other Person, (D) protest or notice with respect to nonpayment of all or any of the Guarantied Obligations, (E) the benefit of any statute of limitation, (F) all demands whatsoever (and any requirement that demand be made on the Borrower or any other Person as a condition precedent to such Guarantor’s obligations hereunder), (G) all rights by which any Guarantor might be entitled to require suit on an accrued right of action in respect of any of the Guarantied Obligations or require suit against the Borrower or any Guarantor or Person, (H) any defense based upon an election of remedies by any Guarantied Party, or (I) notice of any events or circumstances set forth in clauses (a) through (h) of Section 2 hereof; and (ii) covenants and agrees that, except as otherwise agreed by the parties, this Guaranty will not be discharged except by complete payment and performance of the Guarantied Obligations and any other obligations of such Guarantor contained herein.

(b) If, in the exercise of any of its rights and remedies, any of the Guarantied Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any Applicable Law pertaining to “election of remedies” or the like, each Guarantor hereby consents to such action by such Guarantied Party and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of such Guarantied Party to seek a deficiency judgment against the Borrower shall not impair the obligation of such Guarantor to pay the full amount of the Guarantied Obligations or any other obligation of such Guarantor contained herein.

(c) In the event any of the Guarantied Parties shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or under any of the Loan Documents, to the extent not prohibited by Applicable Law, such Guarantied Party may bid all or less than the amount of the Guarantied Obligations and the amount of such bid, if successful, need not be paid by such Guarantied Party but shall be credited against the Guarantied Obligations.

(d) Each Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing if, after the occurrence and during the continuance of an Event of Default, the Guarantied Parties are prevented by Applicable Law from exercising their respective rights to accelerate the maturity of the Guarantied Obligations, to collect interest on the Guarantied Obligations, or to enforce or exercise any other right or remedy with respect to the Guarantied Obligations, or the Administrative Agent is prevented from taking any action to realize on any collateral, such Guarantor agrees to pay to the Administrative Agent for the account of the Guarantied Parties, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Guarantied Parties.

4

(e) Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and of each other Guarantor, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations or any part thereof, that diligent inquiry would reveal. Each Guarantor hereby agrees that the Guarantied Parties shall have no duty to advise any Guarantor of information known to any of the Guarantied Parties regarding such condition or any such circumstance. In the event that any of the Guarantied Parties in its sole discretion undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, such Guarantied Party wishes to maintain as confidential, or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

(f) Each Guarantor consents and agrees that the Guarantied Parties shall be under no obligation to marshal any assets in favor of any Guarantor or otherwise in connection with obtaining payment of any or all of the Guarantied Obligations from any Person or source.

SECTION 4. Representations and Warranties. Each Guarantor hereby represents and warrants to the Guarantied Parties that: (a) this Guaranty (i) has been authorized by all necessary action, (ii) does not violate any agreement, instrument, law, regulation or order applicable to such Guarantor, (iii) does not require the consent or approval of any person or entity, including but not limited to any Governmental Authority, or any filing or registration of any kind, and (iv) is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that enforcement may be limited by any Debtor Relief Laws; and (b) in executing and delivering this Guaranty, such Guarantor has (i) without reliance on any Guarantied Party or any information received from any Guarantied Party and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower, the Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower or the obligations and risks undertaken herein with respect to the Guarantied Obligations, (ii) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower, (iii) has full and complete access to the Loan Documents and any other documents executed in connection with the Loan Documents, and (iv) not relied and will not rely upon any representations or warranties of any Guarantied Party not embodied herein or any acts heretofore or hereafter taken by any Guarantied Party (including but not limited to any review by any Guarantied Party of the affairs of the Borrower).

SECTION 5. Amendment and Restatement of Existing Guaranty Agreements. This Guaranty shall amend and restate the Existing Guaranty Agreements. The Guarantors and the Guarantied Parties intend that this Guaranty shall not cause a novation of the guaranties or the obligations of such Guarantors under the Existing Guaranty Agreements, nor shall it extinguish, terminate or impair each Guarantor’s guaranty or obligations or the rights or remedies of each Guarantied Party under the Existing Guaranty Agreements; provided, that the guaranties, obligations, rights and remedies shall be on the terms and conditions of, and as set forth in, this Guaranty.

5

SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor herefrom shall in any event be effective unless the same shall be in writing, approved by the Required Lenders (or by all the Lenders where the approval of each Lender is required under the Credit Agreement) and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7. Addresses for Notices. All notices and other communications provided for hereunder shall be effectuated in the manner provided for in Section 9.01 of the Credit Agreement, provided that if a notice or communication hereunder is sent to a Guarantor, said notice shall be addressed to such Guarantor, in care of the Borrower.

SECTION 8. No Waiver: Remedies.

(a) No failure on the part of any Guarantied Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law or any of the other Loan Documents.

(b) No waiver by the Guarantied Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any of the Guarantied Parties permitted hereunder shall in any way affect or impair any of the rights of the Guarantied Parties or the obligations of any Guarantor under this Guaranty or under any of the other Loan Documents, except as specifically set forth in any such waiver. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Guarantied Obligations shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

SECTION 9. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, each of the Guarantied Parties is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set-off and apply any and all deposits (general or special (except trust and escrow accounts), time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Guarantied Party to or for the credit or the account of each Guarantor against any and all of the obligations of each Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Guarantied Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured; provided, however, such Guarantied Party shall promptly notify such Guarantor and the Borrower after such set-off and the application made by such Guarantied Party. The rights of each Guarantied Party under this Section 9 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Guarantied Party may have.

SECTION 10. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in full force and effect until the Guarantied Obligations have been paid and performed in full (other than contingent indemnification obligations, to the extent no claim giving rise thereto

6

has been asserted), (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Guarantied Parties and their respective successors, transferees, and permitted assigns. Without limiting the generality of the foregoing clause (iii), each of the Guarantied Parties may assign or otherwise transfer any promissory note held by it or the Guarantied Obligations owed to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Guarantied Party herein or otherwise with respect to such of the promissory notes and the Guarantied Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 9.04 of the Credit Agreement in respect of assignments. No Guarantor may assign any of its obligations under this Guaranty without first obtaining the written consent of the Lenders as set forth in the Credit Agreement.

SECTION 11. Reimbursement. To the extent that any Guarantor shall be required to repay a portion of the Loans and unreimbursed drawings under Letters of Credit which shall exceed the greater of (a) the amount of such Loans and drawings under Letters of Credit actually received by such Guarantor and (b) the amount which such Guarantor would otherwise have paid if such Guarantor had repaid the aggregate amount of such Loans and drawings under Letters of Credit (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of the Guarantors (calculated for each Guarantor based on such Guarantor’s net worth on the date enforcement is sought hereunder), then such Guarantor shall be reimbursed by the other Guarantors for the amount of such excess, pro rata, based on their respective net worth on such date. This Section 11 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 11 is intended to or shall impair the obligations of the Guarantors to pay to the Guarantied Parties the Guarantied Obligations as and when the same shall become due and payable in accordance with the terms hereof.

SECTION 12. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Guarantor or Borrower for liquidation or reorganization, should any Guarantor or Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Guarantor’s or Borrower’s assets, and shall, to the fullest extent permitted by Applicable Law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligees of the Obligations or such part thereof, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guarantied Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 13. GOVERNING LAW AND WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK. SERVICE OF PROCESS BY THE ADMINISTRATIVE AGENT OR ANY LENDER IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON

7

EACH GUARANTOR IF SENT TO SUCH GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY SUCH GUARANTOR FROM TIME TO TIME. EACH GUARANTOR WAIVES ANY RIGHT SUCH GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

SECTION 14. Section Titles. The Section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

SECTION 15. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Guaranty.

SECTION 16. Miscellaneous. All references herein to the Borrower or to any Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower or such Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

SECTION 17. Subrogation and Subordination.

(a) Subrogation. Notwithstanding any reference to subrogation contained herein to the contrary, until the Guarantied Obligations have been paid and performed in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), each Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Guarantied Party against the Borrower or any collateral which any Guarantied Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guarantied Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Guarantied Parties, and shall forthwith be paid to the Administrative Agent to be credited and applied upon

8

the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 17(a) is knowingly made in contemplation of such benefits.

(b) Subordination. All debt and other liabilities of the Borrower to any Guarantor (“Borrower Debt”) are expressly subordinate and junior to the Guarantied Obligations and any instruments evidencing the Borrower Debt to the extent provided below.

(i) Until the Guarantied Obligations have been paid and performed in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), each Guarantor agrees that it will not request, demand, accept, or receive (by set-off or other manner) any payment amount, credit or reduction of all or any part of the amounts owing under the Borrower Debt or any security therefor, except as specifically allowed pursuant to clause (ii) below;

(ii) Notwithstanding the provisions of clause (i) above, the Borrower may pay to the Guarantors and the Guarantors may receive and retain from the Borrower payments on the Borrower Debt, provided that the Borrower’s right to pay and the Guarantors’ right to receive any such amount shall automatically and be immediately suspended and cease (A) upon the occurrence and during the continuance of an Event of Default or (B) if, after taking into account the effect of such payment, a Default would occur and be continuing. The Guarantors’ right to receive amounts under this clause (ii) (including any amounts which theretofore may have been suspended) shall automatically be reinstated in such time as the Event of Default which was the basis of such suspension has been cured or waived (provided that no subsequent Event of Default has occurred) or such earlier date, if any, and the Administrative Agent gives notice to the Guarantors of reinstatement by the Required Lenders, in the Required Lenders’ sole discretion;

(iii) If any Guarantor receives any payment on the Borrower Debt in violation of this Guaranty, such Guarantor will hold such payment in trust for the Guarantied Parties and will immediately deliver such payment to the Administrative Agent; and

(iv) In the event of the commencement or joinder of any suit, action or proceeding of any type (judicial or otherwise) or proceeding under any Debtor Relief Law (an “Insolvency Proceeding”) and subject to court orders issued pursuant to the United States Bankruptcy Code, the Guarantied Obligations shall first be paid, discharged and performed in full before any payment or performance is made upon the Borrower Debt notwithstanding any other provisions which may be made in such Insolvency Proceeding. In the event of any Insolvency Proceeding, each Guarantor will at any time prior to the indefeasible payment in full of the Guarantied Obligations (A) file, at the request of any Guarantied Party, any claim, proof of claim or similar instrument necessary to enforce the Borrower’s obligation to pay the Borrower Debt, and (B) hold in trust for and pay to the Guarantied Parties any and all monies, obligations, property, stock dividends or other assets received in any such proceeding on account of the Borrower Debt in order that the Guarantied Parties may apply such monies or the cash proceeds of such other assets to the Obligations.

9

SECTION 18. Guarantor Insolvency. Should any Guarantor voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Guarantied Party granted hereunder, then, the obligations of such Guarantor under this Guaranty shall be, as between such Guarantor and such Guarantied Party, a fully-matured, due, and payable obligation of such Guarantor to such Guarantied Party (without regard to whether the Borrower is then in default under the Credit Agreement or whether any part of the Guarantied Obligations is then due and owing by the Borrower to such Guarantied Party), payable in full by such Guarantor to such Guarantied Party upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

SECTION 19. Rate Provision. It is not the intention of any Guarantied Party to make an agreement violative of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in this Guaranty, no Guarantied Party shall ever be entitled to contract, charge, receive, collect or apply, as interest on the Guarantied Obligations, any amount in excess of the maximum non-usurious amount and the maximum non-usurious rate of interest which, under all Applicable Law, the Administrative Agent and the Lenders are permitted to contract for, charge, take, reserve, or receive on the Obligations (the “Maximum Rate”). In no event shall any Guarantor be obligated to pay any amount in excess of the Maximum Rate. If from any circumstance the Administrative Agent or any Guarantied Party shall ever receive, collect or apply anything of value deemed interest in excess of the Maximum Rate under Applicable Law, an amount equal to such excess shall be applied to the reduction of the principal amount of outstanding Loans, unreimbursed drawings under Letters of Credit and any remainder shall be promptly refunded to the payor. In determining whether or not interest paid or payable with respect to the Guarantied Obligations, under any specified contingency, exceeds the Maximum Rate, the Guarantors and the Guarantied Parties shall, to the maximum extent permitted by Applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such Obligations so that the interest paid on account of such Guarantied Obligations does not exceed the Maximum Rate and/or (c) allocate interest between portions of such Guarantied Obligations; provided that if the Guarantied Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Guarantied Parties shall refund to the payor the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, no Guarantied Party shall be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Rate.

SECTION 20. Severability. Any provision of this Guaranty which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 21. ENTIRE AGREEMENT. THIS GUARANTY ALONE SETS FORTH THE ENTIRE UNDERSTANDING OF THE GUARANTOR AND THE GUARANTIED

10

PARTIES RELATING TO THE GUARANTEED OBLIGATIONS AND CONSTITUTES THE ENTIRE CONTRACT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY SHALL BECOME EFFECTIVE WHEN IT SHALL HAVE BEEN EXECUTED AND DELIVERED BY EACH GUARANTOR TO THE ADMINISTRATIVE AGENT. DELIVERY OF AN EXECUTED SIGNATURE PAGE OF THIS GUARANTY BY TELECOPY SHALL BE EFFECTIVE AS DELIVERY OF A MANUALLY EXECUTED SIGNATURE PAGE OF THIS GUARANTY.

SECTION 22. Conflicts. If in the event of a conflict between the terms and conditions of this Guaranty and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control.

SECTION 23. Taxes.

(a) Any and all payments by the Guarantors to or for the account of the Administrative Agent or any Guarantied Party under this Guaranty or any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Guarantied Party, all Excluded Taxes (all such taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities, other than Excluded Taxes, being hereinafter referred to as “Taxes”). If any Guarantor shall be required by any Applicable Laws to deduct any Taxes from or in respect of any sum payable under the Guaranty or any other Loan Document to the Administrative Agent or any Guarantied Party, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Guarantied Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions, (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Laws, and (iv) within 30 days after the date of such payment, such Guarantor shall furnish to the Administrative Agent (which shall forward the same to such Guarantied Party) the original or a certified copy of a receipt evidencing payment thereof.

(b) If any Guarantor shall be required to deduct or pay any Taxes from or in respect of any sum payable under the Guaranty or any other Loan Document to the Administrative Agent or any Guarantied Party, such Guarantor shall also pay to the Administrative Agent (for the account of such Guarantied Party) or to such Guarantied Party, at the time interest on the Obligations is paid, such additional amount that such Guarantied Party specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Guarantied Party would have received if such Taxes had not been imposed.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

11

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.

THE HEARTLAND PAYROLL COMPANY, L.L.C.

By:
Name:
Title:

DEBITEK, INC.

By:
Name:
Title:

HEARTLAND ACQUISITION, LLC

By:
Name:
Title:

EXHIBIT D

[FORM OF]

BORROWING REQUEST

JPMorgan Chase Bank, N.A., as Administrative Agent

Loan and Agency Services Group

10 South Dearborn Street, 19th Floor

Chicago, IL, 60603

with a copy to

JPMorgan Chase Bank, N.A., as Administrative Agent

Attention: John Horst

3475 Piedmont Road NE, 18th Floor

Atlanta, Georgia 30305

Facsimile No. 404.926.2579

[Date]1

Ladies and Gentlemen:

The undersigned, Heartland Payment Systems, Inc. (the “Borrower”), refers to the Second Amended and Restated Credit Agreement dated as of November 24, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A) Type of Borrowing:[2]

(B) Date of Borrowing:[3]

[1]

Must be notified irrevocably by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m. (New York City time) three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 11:00 a.m. (New York City time) one Business Day before the date of the proposed Borrowing, and (c) in the case of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) of the Credit Agreement, no later than noon (New York City time) on the date of the proposed ABR Revolving Borrowing, in each case to be promptly confirmed by hand delivery or fax.

[2]	Specify whether such Borrowing is to be a Revolving Loan or a Term Loan (if a Term Loan, such Term Loan is only available on the Effective Date) and an ABR Borrowing or a Eurodollar Borrowing.
[3]	Date of Borrowing must be a Business Day.

(C) Account Number and Location:[4]

(F) Principal Amount of Borrowing:

(G) Interest Period:[5]

[4]	Must comply with Section 2.06 of the Credit Agreement.
[5]	If such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto.

D-2

HEARTLAND PAYMENT SYSTEMS, INC.

By:
Name:
Title:

D-3

EXHIBIT E

[FORM OF]

INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A., as Administrative Agent

Loan and Agency Services Group

10 South Dearborn Street, 19th Floor

Chicago, IL, 60603

with a copy to

JPMorgan Chase Bank, N.A., as Administrative Agent

Attention: John Horst

3475 Piedmont Road NE, 18th Floor

Atlanta, Georgia 30305

Facsimile No. 404.926.2579

Date:             ,

Re:	Second Amended and Restated Credit Agreement, dated as of November 24, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Heartland Payment Systems, Inc. (the “Borrower”), the lenders from time to time parties thereto (collectively, the “Lenders”), and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.07 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein:

(1)	The aggregate amount of the Loans to be [converted] [continued] is $ .

(2)	The Business Day of the [conversion] [continuation] is , .

(3)	The Loans referred to in (1) above are to be [converted into] [continued as] [a/an] [ABR Borrowing] [Eurodollar Borrowing].

(4)	[If a Eurodollar Borrowing, the duration of the Interest Period for the Eurodollar Loans included in the [conversion] [continuation] shall be [one] [two] [three] [six] months.][1]

HEARTLAND PAYMENT SYSTEMS, INC.

By:
Name:
Title:

[1]	To be included for a proposed Borrowing of Eurodollar Loans.

2

EXHIBIT F-1

FORM OF REVOLVING NOTE

$	[ [ ], ]

FOR VALUE RECEIVED, the undersigned, HEARTLAND PAYMENT SYSTEMS, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of                      (the “Lender”) at the office of JPMorgan Chase Bank, N.A., located at 270 Park Avenue, New York, New York, in lawful money of the United States of America and in same day funds, on the Maturity Date the principal amount of (a)             DOLLARS ($            ), or, if less, (b) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The holder of this Revolving Note is authorized to, and prior to any transfer hereof shall, endorse on the schedules attached hereto and made a part hereof, the date, Type and amount of each Revolving Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of a Eurodollar Loan, the length of each Interest Period with respect thereto. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Loan.

This Revolving Note (a) is one of the Promissory Notes referred to in the Second Amended and Restated Credit Agreement dated as of November 24, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional prepayment in whole or in part as provided in the Credit Agreement.

Reference is made to the Credit Agreement for provisions for the acceleration of the maturity hereof.

All parties now and hereafter liable with respect to this Revolving Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind except those expressly required under the Credit Agreement.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

HEARTLAND PAYMENT SYSTEMS, INC.

By:
Name:
Title:

SCHEDULE A

to

Revolving Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Continued or Converted to Eurodollar Loans	Interest Period and Adjusted LIBO Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

SCHEDULE B

to

Revolving Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

EXHIBIT F-2

FORM OF TERM NOTE

$	[ [ ], ]

FOR VALUE RECEIVED, the undersigned, HEARTLAND PAYMENT SYSTEMS, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [                    ] (the “Lender”) at the office of JPMorgan Chase Bank, N.A., located at 270 Park Avenue, New York, New York, in lawful money of the United States of America and in same day funds, on the Maturity Date the principal amount of [            ] DOLLARS ($[            ]), or, if less, (b) the aggregate unpaid principal amount of the Term Loan made by the Lender to the Borrower on November 24, 2010 pursuant to the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The Borrower shall make scheduled principal payments as set forth in the Credit Agreement.

The holder of this Term Note (this “Term Note”) is authorized to, and prior to any transfer hereof shall, endorse on Schedule A attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, the date, Type and amount of the Term Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of a Eurodollar Loan, the length of each Interest Period with respect thereto. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Term Loan.

This Term Note (a) is one of the Promissory Notes referred to in the Second Amended and Restated Credit Agreement, dated as of November 24, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

Reference is made to the Credit Agreement for provisions for the acceleration of the maturity hereof.

All parties now and hereafter liable with respect to this Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind except those expressly required under the Credit Agreement.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Remainder of Page Blank; Signatures Follow]

HEARTLAND PAYMENT SYSTEMS INC.

By:
Name:
Title:

SCHEDULE A

to

Term Note

BORROWING, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF TERM LOAN

Date	Amount of Term Loan Made	Type of Term Loan Made	Amount Continued or Converted to Different Type	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Term Loan Repaid	Unpaid Principal Balance of Term Loan	Notation Made By

EXHIBIT G

[FORM OF]

COMPLIANCE CERTIFICATE

[Date]

JPMorgan Chase Bank, N.A., as Administrative Agent

Loan and Agency Services Group

10 South Dearborn Street, 19th Floor

Chicago, IL, 60603

with a copy to

JPMorgan Chase Bank, N.A., as Administrative Agent

Attention: John Horst

3475 Piedmont Road NE, 18th Floor

Atlanta, Georgia 30305

Facsimile No. 404.926.2579

Ladies and Gentlemen:

The undersigned refers to the Second Amended and Restated Credit Agreement, dated as of November 24, 2010 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”; the capitalized terms defined therein being used herein and on the attached Schedule I as therein defined), among Heartland Payment Systems, Inc. (“Borrower”), the lending and other financial institutions from time to time party thereto (the “Lenders”), and you, as Administrative Agent for such Lenders.

This Certificate is furnished pursuant to Section 5.01(c) of the Credit Agreement. Together herewith Borrower is furnishing to Administrative Agent and each Lender the *[audited/unaudited] consolidated financial statements of Borrower and its Subsidiaries (the “Financial Statements”) as at [                    ] (the “Reporting Date”). Borrower hereby represents, warrants and acknowledges to Administrative Agent and each Lender that:

(a) the officer of Borrower signing this instrument is the duly elected, qualified and acting                      of Borrower and as such is a Financial Officer of Borrower;

(b) the Financial Statements are accurate and complete and satisfy the requirements of the Credit Agreement;

(c) attached hereto as Schedule I is a schedule of calculations showing Borrower’s *[pro forma] compliance as of the Reporting Date with the requirements of Sections 6.09 and 6.10 of the Credit Agreement *[and/or Borrower’s non-compliance as of such date with the requirements of Section(s)                      of the Credit Agreement];

(d) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section 5.02 of the Credit Agreement, and no Default or Event of Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) or Event(s) of Default under Section(s)                      of the Credit Agreement, which *[is/are] more fully described on a schedule attached hereto]; and

(e) no change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 of the Credit Agreement *[, except [specify any such change and the effect on the Financial Statements]].

The officer of Borrower signing this instrument hereby certifies that [he][she] has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in [his][her] opinion necessary to enable [him][her] to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of [his][her] knowledge, such representations, warranties and acknowledgments are true, correct and complete.

IN WITNESS WHEREOF, this instrument is executed as of                     , 20    .

HEARTLAND PAYMENT SYSTEMS, INC.

By:
Name:
Title:

Schedule I

1.	Section 6.09 of the Credit Agreement. Total Leverage Ratio.

(a)	Funded Debt of Borrower and its Subsidiaries as of the Reporting Date:

$             (as calculated under item 4(h) below)

(b)	EBITDA of Borrower and its Subsidiaries for the period of the four consecutive fiscal quarters ended on the Reporting Date:

$             (as calculated under item 3(d) below)

(c)	the quotient of item 1(a) divided by item 1(b):

Borrower will not permit the Leverage Ratio (as calculated under item 1(c) above) as at the Reporting Date to be greater than 2.5 to 1.0.

Compliance:              yes                         no

2.	Section 6.10 of the Credit Agreement. Fixed Charge Coverage Ratio.

(a)(i)	EBITDA of Borrower and its Subsidiaries for the period of the four consecutive fiscal quarters ended on the Reporting Date:

$             (as calculated under item 3(d) below)

(a)(ii)	all Capital Expenditures of Borrower and its Subsidiaries during the period of the four consecutive fiscal quarters ended on the Reporting Date:

$

(a)(iii)	all Dividends paid by the Borrower for the period of the four consecutive fiscal quarters ended on the Reporting Date:

$

(a)(iv)	the net amount paid by Borrower with respect to any repurchases of its Equity Interests (excluding Permitted Repurchases) for the period of the four consecutive fiscal quarters ended on the Reporting Date:

(a)(v)	the sum of item 2(a)(i) minus item 2(a)(ii) minus item 2(a)(iii) minus item 2(a)(iv):

$

(b)(i)	all cash Interest Expense of Borrower and its Subsidiaries for the period of the four consecutive fiscal quarters ended on the Reporting Date:

$

(b)(ii)	all scheduled principal payments in respect of any Indebtedness (excluding any amounts owed by the Borrower or its Subsidiaries to sponsoring banks for advances of Interchange Fees to merchants in the ordinary course of business) for the period of the four consecutive fiscal quarters ended on the Reporting Date:

$

(b)(iii)	all payments in respect of Taxes for the period of the four consecutive fiscal quarters ended on the Reporting Date:

(b)(iv)	the sum of item 2(b)(i) plus item 2(b)(ii) plus item 2(b)(iii):

$

(c)	the quotient of item 2(a)(vi) divided by item 2(b)(iv):

Borrower will not permit the Fixed Charge Coverage Ratio (as calculated under item 3(c) above) as at the Reporting Date to be less than 1.35 to 1.0.

Compliance:              yes                         no

3.	EBITDA of Borrower and its Subsidiaries for period of the four consecutive fiscal quarters most recently ended.

(a)	Net Income of Borrower and its Subsidiaries for the period of the four consecutive fiscal quarters ended on the Reporting Date:

$

(b)(i)	without duplication and to the extent deducted in computing item 3(a) above, all Interest Expense for such period:

$

(b)(ii)	without duplication and to the extent deducted in computing item 3(a) above, all Taxes of Borrower and its Subsidiaries for such period (net of tax refunds):

$

(b)(iii)	without duplication and to the extent deducted in computing item 3(a) above, all FAS 123R expenses for such period:

$

(b)(iv)	without duplication and to the extent deducted in computing item 3(a) above, all depreciation and amortization expenses of Borrower and its Subsidiaries for such period:

$

(b)(v)	without duplication and to the extent deducted in computing item 3(a) above, all charges related to the Data Security Breach of 2008, in an aggregate amount during the term of the Credit Agreement not to exceed $25,000,000:

$

(b)(vi)	without duplication and to the extent deducted in computing item 3(a) above, expenses incurred in connection with the refinancing contemplated by the Credit Agreement in an amount not to exceed $1,000,000 in the aggregate during the term of the Credit Agreement:

$

(b)(vii)	without duplication and to the extent deducted in computing item 3(a) above, extraordinary losses not related to the Data Security Breach of 2008:

$

(b)(viii)	without duplication and to the extent deducted in computing item 3(a) above, charges related to the Data Security Breach of 2008 that have been incurred and paid during any period of time prior to the Effective Date in an aggregate amount not to exceed $200,000,000:

$

(c)(i)	without duplication and to the extent included in computing item 3(a) above, any extraordinary gains of Borrower and its Subsidiaries for such period.

(c)(ii)	without duplication and to the extent deducted in computing item 3(a) above, Customer Acquisition Costs:

$

(d)	the sum of item 3(a) plus item 3(b)(i) plus item 3(b)(ii) plus item 3(b)(iii) plus item 3(b)(iv) plus item 3(b)(v) plus item 3(b)(vi) plus item 3(b)(vii) plus item 3(b)(viii) minus item 3(c)(i) minus item 3(c)(ii):

$

4.	Funded Debt of Borrower and its Subsidiaries as of the Reporting Date.

(a)	all obligations of Borrower and its Subsidiaries as of the Reporting Date for borrowed money and all obligations of Borrower and its Subsidiaries evidenced by bonds, debentures, notes, loan agreements or other similar instruments (including the aggregate principal amount of all Loans outstanding on such date):

$

(b)	all direct or contingent obligations of Borrower and its Subsidiaries as of the Reporting Date arising under standby letters of credit (including the aggregate principal amount of drawings under Letters of Credit issued under the Credit Agreement which have not been reimbursed pursuant to Section 2.05 thereof):

$

(c)	all Earn-Out Obligations as of the Reporting Date:

$

(d)	all obligations of Borrower and its Subsidiaries as of the Reporting Date in respect of Capital Lease Obligations:

$

(e)	all obligations of Borrower and its Subsidiaries as of the Reporting Date to pay the deferred purchase price of property or services (but excluding current accounts payable arising in the ordinary course of business which are not more than 90 days past due the original due date):

$

(f)

all obligations of Borrower and its Subsidiaries as of the Reporting Date secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being purchased by Borrower or any of the Subsidiaries (including obligations arising under conditional sales or other title retention agreements), whether or not such obligations shall have been assumed by Borrower or any of its Subsidiaries or is limited in recourse provided, that for the purposes of (f) hereof, the amount of such Funded Debt shall be limited to the greater of (1) the amount of such Funded Debt as to which there is recourse to such Person and (2) the fair market value of the property which is subject to such Lien.

Notwithstanding anything to the contrary above, any amounts owed by the Borrower or its Subsidiaries to sponsoring banks for advances of Interchange Fees to merchants in the ordinary course of business shall not constitute “Funded Debt”:

$

(g)	all amounts due to sponsoring banks for advances of interchange fees to Borrower or owned by a Subsidiary to the Borrower:

$

(h)	the sum of item 4(a) plus item 4(b) plus item 4(c) plus item 4(d) plus item 4(e) plus item 4(f) minus item 4(g):

$

Exhibit H

Heartland Payment Systems, Inc.

Corporate Investment Guidelines

General

Objectives	1. Preservation of capital
2. Meet liquidity needs
3. Maximize yield

Maturity	1. 13 month maximum maturity on any one security
2. 90 day maximum weighted average maturity on portfolio

Eligible Investments	U.S. Treasuries
U.S. Government Agencies
Repurchase Agreements
Corporate Notes - Domestic & Eurodollar
Commercial Paper
Deposit Notes
Certificates of Deposit - Domestic & Eurodollar
Eurodollar Time Deposits
Bankers Acceptances
Tax exempt municipal securities including both fixed and floating rate securities
Asset Backed Securities
AAA Money Market Mutual Funds

Concentration	1. Maximum 5% of the total portfolio per issuer at time of purchase
2. No concentration limit for U.S. Treasuries and Agencies (or repurchase agreements thereof), or for domestic or Eurodollar investments in Key Bank or its affiliates
3. AAA Money Market Mutual Funds (maximum investment amount is the greater of 10% of fund asset size or $50 million)

Quality

Minimum A-I/P-I Short Term Rating by Standard & Poors/Moody’s at time of purchase

If no short term rating exists, or for Term Investments, minimum A2/A Long Term Rating by Standard & Poors/Moody’s at time of purchase

Payroll Company Exceptions

Recognizing the stability of payroll impound accounts, and the incremental value that can be accrued to the organization by investing a portion of those funds at the higher yields that can be available if a longer-term investment horizon is employed, the following guidelines shall apply to investments of a portion of the payroll company impound funds on a longer-term basis (the “Term Investments”, which shall be defined as any funds invested for a term greater than 13 months)

Eligibility for Term Investments	A rolling 365-day measure of the minimum daily amount in the impound accounts shall be maintained, and the total funds permitted to be invested in Term Investments shall be no greater than 75% of that minimum amount.

Maximum Term	No more than 50% of Term Investments can be invested for greater than 3 years from the measurement date, and the maximum initial maturity is 5 years.

EXHIBIT I-1

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships and Are Not Disregarded Entities For U.S.

Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Heartland Payment Systems, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

Exhibit I-1

EXHIBIT I-2

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships or Are Disregarded Entities For U.S. Federal

Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Heartland Payment Systems, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption, provided that if the undersigned is a disregarded entity for U.S. federal income tax purposes, the appropriate IRS Form or Forms W-8BEN or IRS Form W-8IMY accompanied by the appropriate IRS Form or Forms W-8BEN, as applicable have been furnished by the first direct or indirect beneficial owner of the undersigned that is not a disregarded entity. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

DATE: , 20[ ]

Exhibit I-2

EXHIBIT I-3

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships and Are Not Disregarded Entities For U.S.

Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Heartland Payment Systems, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

Exhibit I-3

EXHIBIT I-4

FORM OF U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships or Are Disregarded Entities For U.S. Federal

Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of [    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Heartland Payment Systems, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption, provided that if the undersigned is a disregarded entity for U.S. federal income tax purposes, the appropriate IRS Form or Forms W-8BEN or IRS Form W-8IMY accompanied by the appropriate IRS Form or Forms W-8BEN, as applicable have been furnished by the first direct or indirect beneficial owner of the undersigned that is not a disregarded entity. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

DATE: , 20[ ]

Exhibit I-4